As filed with the Securities and Exchange Commission on March 23, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Range Resources Corporation
and the Subsidiaries named in footnote (1) below
(Exact name of Co-Registrants as specified in their charters)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	81-0557240 (I.R.S. Employer Identification No.)

777 Main Street, Suite 800 Fort Worth, Texas 76102 (817) 870-2601 (Address, including ZIP Code, and telephone number, including area code, of Registrant’s principal executive offices)	Rodney L. Waller
Range Resources Corporation
Senior Vice President and Corporate Secretary
777 Main Street, Suite 800
Fort Worth, Texas 76102
(817) 870-2601
(Name, address, including ZIP code,
and telephone number, including area code,
of agent for service)

Copies to:
Rodney L. Moore, Esq.
Vinson & Elkins L.L.P.
3700 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201-2975
Telephone: (214) 220-7700

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered	Per Note(2)	Price(2)	Registration Fee

6 3/8% Senior Subordinated Notes due 2015	$150,000,000	100%	$150,000,000	$17,655

Guarantees of 6 3/8% Senior Subordinated Notes due 2015(3)	—	—	—	—

(1)	Range Energy I, Inc., a Delaware corporation (I.R.S. Employer Identification No. 52-1996729), Range HoldCo, Inc., a Delaware corporation (I.R.S. Employer Identification No. 34-1903004), Range Production Company, a Delaware corporation (I.R.S. Employer Identification No. 75-1722213), Range Energy Ventures Corporation, a Delaware corporation (I.R.S. Employer Identification No. 76-0405733), Gulfstar Energy, Inc., a Delaware corporation (I.R.S. Employer Identification No. 76-0328570); Range Energy Finance Corporation, a Delaware corporation (I.R.S. Employer Identification No. 76-0504079); RB Operating Company, a Delaware corporation (I.R.S. Employer Identification No. 73-1523738) and PMOG Holdings, Inc., a Delaware corporation (I.R.S. Employer Identification No. 54-1359197).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	The 6 3/8% Senior Subordinated Notes due 2015 are guaranteed by the Co-Registrants named in footnote 1 on a senior subordinated basis. No separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.
     The Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to acquire these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 23, 2005
PROSPECTUS
Offer to Exchange up to
$150,000,000 of 6 3/8% Senior Subordinated Notes due 2015
Issued by Range Resources Corporation on March 9, 2005
for
$150,000,000 of 6 3/8% Senior Subordinated Notes due 2015
the offer and exchange of which have been registered under the Securities Act of 1933
Terms of the Exchange Offer

•	We are offering to exchange up to $150,000,000 of our outstanding 6 3/8% Senior Subordinated Notes due 2015 which were issued by us on March 9, 2005, and which we refer to herein as the “old notes,” for new notes with substantially identical terms, the offer and sale of which have been registered under the Securities Act of 1933.

•	We will exchange all outstanding old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

•	There is no public market for the old notes or the new notes.

•	We are incurring all expenses associated with this registration.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2005, unless extended. We do not currently intend to extend the exchange offer.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer in accordance with the procedures set forth herein.

•	We believe that the exchange of new notes for old notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.
Terms of the New 6 3/8% Senior Subordinated Notes due 2015 Offered in the Exchange Offer
Maturity

•	The new notes will mature on March 15, 2015.
Interest

•	Interest on the new notes is payable on March 15 and September 15 of each year, beginning September 15, 2005.

•	Interest will accrue from March 9, 2005.
Redemption

•	Prior to March 15, 2008, we may redeem up to 35% of the original aggregate principal amount of the new notes at a redemption price of 106.375% of the principal amount, plus accrued and unpaid interest, with the proceeds of certain equity offerings.

•	On or after March 15, 2010, we may redeem some or all of the new notes pursuant to the redemption prices specified under the caption “Description of the New Notes — Optional Redemption.”
Change of Control

•	Subject to certain conditions, if we experience a change of control, we may be required to repurchase some or all of the new notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest.
Ranking

•	The new notes and the guarantees are our and our guarantor subsidiaries’ general, unsecured obligations and are subordinated to our and our subsidiaries’ senior debt and will be subordinated to future senior debt that we and our subsidiaries are permitted to incur under our senior credit facilities and the indenture governing the new notes.

      See “Risk Factors” on page 9 for a discussion of factors you should consider before participating in the exchange offer.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We and the guarantors have agreed that, starting on the expiration date of this exchange offer and ending on the close of business 180 days after the expiration date, we and the guarantors will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
The date of this prospectus is                 , 2005

      This prospectus incorporates important business and financial information about Range Resources Corporation that is not included in or delivered with this prospectus. Such information is available without charge upon written or oral request made to the office of the Corporate Secretary, Range Resources Corporation, 777 Main Street, Suite 800, Fort Worth, Texas 76102 (Tel. 817.870.2601). To obtain timely delivery of any requested information, you must make any request no later than                     , 2005.

i

FORWARD-LOOKING STATEMENTS
      This prospectus and the documents incorporated by reference in this prospectus contain or incorporate by reference certain statements (other than statements of historical fact) that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
      When used in this prospectus, the words “budget,” “budgeted,” “assumes,” “should,” “goal,” “anticipates,” “expects,” “believes,” “seeks,” “plans,” “estimates,” “intends,” “projects” or “targets” and similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements. Where any forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that while we believe these assumptions or bases to be reasonable and to be made in good faith, assumed facts or bases almost always vary from actual results and the difference between assumed facts or bases and the actual results could be material, depending on the circumstances.
      Our actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, us and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things:

•	production variance from expectations,

•	volatility of oil and natural gas prices;

•	hedging results;

•	the need to develop and replace reserves;

•	the substantial capital expenditures required to fund operations;

•	exploration risks;

•	environmental risks;

•	uncertainties about estimates of reserves;

•	competition;

•	litigation;

•	our sources of liquidity;

•	access to capital;

•	government regulation;

•	political risks;

•	our ability to implement our business strategy;

•	costs and results of drilling new projects;

•	mechanical and other inherent risks associated with oil and natural gas production;

•	weather;

•	complexity of our financial statements;

•	availability of drilling equipment; and

•	changes in interest rates.
      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

ii

PROSPECTUS SUMMARY
      This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. Because it is a summary, it does not contain all of the information that you should consider before deciding to exchange your old notes for new notes. You should read the entire prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors” and the financial statements and related notes to those financial statements incorporated by reference in this prospectus.
      Unless otherwise noted herein, as used in this prospectus, “we,” “our,” “ours,” “us” and the “Company” refer to Range Resources Corporation and its subsidiaries, except where the context otherwise requires or as otherwise indicated.
Our Company
      We are an independent oil and natural gas company engaged in the acquisition, development and exploration of oil and natural gas properties, in the Southwest, Appalachia and Gulf Coast, including the Gulf of Mexico, regions of the United States. We seek to increase our reserves and production through a balanced combination of development drilling, exploitation projects, exploration and acquisitions.
      We have a geographically diverse asset base focused on three core areas. The Southwest division’s properties are located in the Permian Basin of West Texas, the East Texas Basin, the Anadarko Basin of western Oklahoma and the Texas Panhandle. Our Gulf Coast division operates properties onshore in Texas, Louisiana and Mississippi and holds a non-operating interest in approximately 40 offshore properties in the shallow waters of the Gulf of Mexico. In 1999 we formed Great Lakes Energy Partners L.L.C. (“Great Lakes”), a joint venture 50% owned by us and 50% owned by FirstEnergy Corp. (“FirstEnergy”). On June 23, 2004 we consummated the acquisition of the 50% of Great Lakes that we did not previously own pursuant to a Purchase and Sale Agreement by and between the Company and FirstEnergy, thereby expanding our production in the Appalachian Basin. At closing, we paid cash consideration of $200 million, assumed $70 million of Great Lakes bank debt and retired $28 million of oil and gas commodity hedges for a total purchase price of $298 million. We funded the acquisition with the proceeds of $149 million from an underwritten public offering of our common stock, the sale of $100 million of our 7 3/8% senior subordinated notes due 2013 and bank borrowings pursuant to the Second Amended and Restated Credit Agreement (the “Senior Credit Facility”). As a result of the acquisition transaction, the borrowing base under the Senior Credit Facility was increased from $240 million to $500 million. On December 10, 2004 we acquired additional Appalachian oil and gas properties with the purchase of PMOG Holdings, Inc., a private company (“Pine Mountain”). The purchase price was $222 million. We funded the acquisition with the proceeds of $108 million from an underwritten public offering of 5.75 million shares of our common stock and bank borrowings pursuant to our Senior Credit Facility. In connection with the acquisition of Pine Mountain, our lenders increased the Senior Credit Facility borrowing base from $500 million to $575 million.
      Our principal executive offices are located at 777 Main Street, Suite 800, Fort Worth, Texas 76102. Our telephone number is 817.870.2601.
Recent Developments

Private placement of 6 3/8 Senior Subordinated Notes
      On March 9, 2005, we completed the private offering of $150 million of 6 3/8% senior subordinated notes due 2015. The proceeds from the offering were used to pay down our Senior Credit Facility to a balance of $277.4 million.

The Exchange Offer
      On March 9, 2005, we completed a private offering of the old notes. We entered into a registration rights agreement with the initial purchasers in the private offering of the old notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to consummate the exchange offer within 210 days following the date of the original issuance of the old notes. The following is a summary of the exchange offer.

Exchange Offer	We are offering to exchange new notes for old notes.

Expiration date	The exchange offer will expire at 5:00 p.m. New York City time, on , 2005, unless we decide to extend it. We do not currently intend to extend the exchange offer. The exchange offer must remain open for not less than thirty days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to holders of the old notes.

Condition to the exchange offer	The registration rights agreement does not require us to accept old notes for exchange if the exchange offer or the making of any exchange by a holder of the old notes would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission. The tender of a minimum aggregate principal amount of old notes is not a condition to the exchange offer.

Procedures for tendering old notes	To participate in the exchange offer, you must follow the automated tender offer program, or ATOP, procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

• DTC has received instructions to exchange your old notes; and

• you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your old notes, please refer to the sections in this prospectus entitled “Exchange Offer — Terms of the Exchange Offer,” “— Procedures for Tendering” and “— Book-Entry Transfer.”

Guaranteed delivery procedures	None.

Withdrawal of tenders	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of old notes and delivery of new notes	If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any old notes that we do not accept for exchange to you without expense as promptly as practicable after the expiration date. We will also deliver the new notes as promptly as practicable after the expiration date. Please refer to the section in this prospectus entitled “Exchange Offer — Terms of the Exchange Offer.”

Resale	We believe that the new notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by you (unless you are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act so long as you are acquiring the new notes in the ordinary course of your business and you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes.

Each participating broker-dealer that receives new notes for its own account under the exchange offer for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution.”

Any holder of old notes who:

• is our affiliate

• does not acquire new notes in the ordinary course of its business; or

• exchanges old notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of new notes,

must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the new notes.

Fees and Expenses	We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer — Fees and Expenses.”

Use of proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Consequences of failure to exchange old notes	If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

Tax consideration	We believe that the exchange of new notes for old notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Please read “United States Federal Income Tax Considerations.”

Exchange agent	We have appointed J.P. Morgan Trust Company, National Association as exchange agent for the exchange offer. You should direct questions, requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent at the following address: J.P. Morgan Trust Company, National Association, 600 Travis Street, Suite 1150, Houston, Texas 77002. Eligible institutions may make requests by facsimile at 713.216.2431.

Terms of the New Notes
      The new notes will be identical to the old notes except that the offer and exchange of the new notes is registered under the Securities Act and the new notes will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new note and the old notes. When we use the term “notes,” we mean the new notes together with the old notes.
      The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this document entitled “Description of the New Notes.”

Issuer	Range Resources Corporation.

Notes offered	$150 million aggregate principal amount of 6 3/8% Senior Subordinated Notes due 2015.

Maturity date	March 15, 2015.

Interest payment dates	March 15 and September 15 of each year, commencing on September 15, 2005.

Mandatory redemption	None.

Optional redemption	Except as otherwise described below, the new notes will not be redeemable at our option prior to March 15, 2010. Thereafter, the new notes will be subject to redemption at our option, in whole or in part, at the redemption prices set forth under the heading “Description of the New Notes — Optional Redemption,” plus accrued and unpaid interest thereon to the applicable redemption date. In addition, prior to March 15, 2008, we may, at our option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of the notes at a redemption price equal to 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with all or a portion of the net proceeds of public sales of equity interests of the Company; provided that at least 65% of the original aggregate principal amount of the notes remains outstanding immediately after the occurrence of such redemption. See “Description of the New Notes — Optional Redemption.”

Change of control	Upon a “Change of Control,” you as a holder of the notes will have the right to require us to make an offer to repurchase all or a portion of the notes at a purchase price of 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. Our Senior Credit Facility prohibits us from repurchasing any notes pursuant to a change of control offer prior to the repayment in full of the senior debt under our credit agreement. Therefore, if a change of control were to occur, there can be no assurance that we or the subsidiary guarantors will have the financial resources or be permitted under the terms of our or their indebtedness to repurchase the notes. If any “event of default” occurs, the trustee or holders of at least 25% in principal amount of the notes then outstanding may declare the principal of and the accrued and unpaid interest on such notes to be due and payable immediately. However, such repayment would be subject to the subordination provisions in our Indenture. See “Description of the New Notes — Subordination” and “— Repurchase at the Option of Holders — Change of Control,” and “— Events of Default and Remedies.”

Ranking	The new notes will be general, unsecured obligations, will be subordinated in right of payment to our senior debt, which includes borrowings under our Senior Credit Facility and any other permitted indebtedness which does not expressly provide that it is on a parity with or subordinated in right of payment to the new notes. The new notes and the old notes will constitute a single class of securities under the Indenture. See “Capitalization” and “Description of the New Notes — Subordination.”

Subsidiary guarantees	Our payment obligations under the new notes will be jointly, severally and unconditionally guaranteed on a senior subordinated basis by each of our restricted subsidiaries and any future restricted subsidiaries. The guarantees will be subordinated to senior debt of the subsidiary guarantors to the same extent and in the same manner as the new notes are subordinated to senior debt. See “Description of the New Notes — Guarantees.”

Certain covenants	The new notes will be issued pursuant to the same Indenture as the old notes. This Indenture contains certain covenants that will, among other things, limit the ability of us and our restricted subsidiaries to incur additional indebtedness and issue disqualified stock, pay dividends, make distributions, make investments, make certain other restricted payments, enter into certain transactions with affiliates, dispose of certain assets, incur liens securing indebtedness of any kind (other than permitted liens) and engage in mergers and consolidations. See “Description of the New Notes — Certain Covenants.”

Transfer restrictions; absence of a public market for the new notes	The new notes generally will be freely transferable, but will also be new securities for which there is no existing market. We cannot assure you as to the development or liquidity of any market for trading. We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Risk Factors
      You should carefully consider all of the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under “Risk Factors,” beginning on page 9, for a discussion of risks involved with an investment in the new notes.
Ratio of Earnings to Fixed Charges

	Year Ended December 31,

	2000	2001	2002	2003	2004

Ratio of earnings to fixed charges	1.9	1.5	1.9	3.2	3.8
      For purposes of calculating the ratio of earnings to fixed charges:

•	“fixed charges” represent interest expense, amortization of debt costs and the portion of rental expense representing the interest factor, and

•	earnings” represent the aggregate of income from continuing operations and fixed charges.

RISK FACTORS
      You should carefully consider and evaluate all the information included or incorporated by reference in this prospectus, including the risks described below, before you decide to participate in the exchange offer. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of the notes could decline, and you may lose all or part of your investment. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also impair our business operations.
      This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us described below or incorporated by reference in this prospectus.
Risks related to our business

Volatility of oil and natural gas prices significantly affects our cash flow and capital resources and could hamper our ability to produce oil and gas economically
      Oil and natural gas prices are volatile, and an extended decline in prices would adversely affect our profitability and financial condition.
      The oil and natural gas industry typically is cyclical, and prices for oil and natural gas can be highly volatile. Historically, the industry has experienced severe downturns characterized by oversupply and/or weak demand. For example, in 1998 and early 1999, oil and natural gas prices declined, which contributed to the substantial losses we reported in those years. By early 2001, oil and natural gas prices reached levels above historical norms. Prices declined in the second half of 2001 but have risen steadily since mid-2002. Recent oil and natural gas prices are at historic highs with oil prices recently reaching $56 per barrel and natural gas prices reaching $10 per mcf in some markets. These record oil and natural gas prices have contributed to our positive earnings over the last 18-24 months. However, long-term supply and demand for oil and natural gas is uncertain and subject to a myriad of factors including technology, geopolitics, weather patterns and economics.
      Many factors affect oil and natural gas prices including general economic conditions, consumer preferences, discretionary spending levels, interest rates and the availability of capital to the industry. Decreases in oil and natural gas prices from current levels could adversely affect our revenues, net income, cash flow and proved reserves. Significant and prolonged price decreases could have a material adverse effect on our operations and limit our ability to fund capital expenditures. Without the ability to fund capital expenditures, we may be unable to replace production.

Hedging transactions may limit our potential gains and involve other risks
      To manage our exposure to price risk, we enter into hedging arrangements from time to time with respect to a portion of our future production. The goal of these hedges is to lock in prices so as to limit volatility and increase the predictability of cash flow. These transactions limit our potential gains if oil and natural gas prices rise above the price established by the hedge. For example, at December 31, 2004, we were party to hedging arrangements covering 19.7 Bcf and 0.6 million barrels of oil and 0.2 million barrels of NGLs. We also had collars covering 37.8 Bcf of gas and 2.8 million barrels of oil. The hedges’ fair value was a pre-tax loss of $71.9 million. If oil and natural gas prices continue to rise, we could be subject to margin calls.
      In addition, hedging transactions may expose us to the risk of financial loss in certain circumstances, including instances in which:

•	our production is less than expected;

•	the counterparties to our futures contracts fail to perform under the contracts; or

•	a sudden, unexpected event materially impacts oil or natural gas prices or the relationship between the hedged price index and the oil and gas sales price.

Information concerning our reserves and future net reserve estimates is uncertain
      There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and their values, including many factors beyond our control. Estimates of proved undeveloped reserves, which comprise a significant portion of our reserves, are by their nature uncertain. Although we believe these estimates are reasonable, actual production, revenues and costs to develop expenditures will likely vary from estimates, and these variances could be material.
      The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment, assumptions used regarding quantities of oil and natural gas in place, recovery rates and future prices for oil and natural gas. Actual prices, production, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves will vary from those assumed in our estimates, and such variances may be material. Any variance in the assumptions could materially affect the estimated quantity and value of the reserves.

If oil and natural gas prices decrease or exploration efforts are unsuccessful, we may be required to take additional write-downs of our oil and natural gas properties
      In the past, we have been required to write down the carrying value of our oil and natural gas properties, and there is a risk that we will be required to take additional write-downs in the future. This could occur when oil and natural gas prices are low or if we have downward adjustments to our estimated proved reserves, increases in our estimates of operating or development costs or deterioration in our exploration results.
      Accounting rules require that the carrying value of oil and natural gas properties be periodically reviewed for possible impairment. “Impairment” is recognized when the book value of a proven property is greater than the expected undiscounted future cash flows from that property and on acreage when conditions indicate the carrying value is not recoverable. We may be required to write down the carrying value of a property based on oil and natural gas prices at the time of the impairment review, as well as a continuing evaluation of development results, production data, economics and other factors. While an impairment charge which reflects our long-term ability to recover on a prior investment does not impact cash or cash flow from operating activities, it reduces our earnings and increases our leverage ratios.
      For example, based primarily on the poor performance of certain properties acquired in 1997 and 1998 and significantly lower oil and natural gas prices, we recorded impairments of $215.0 million in 1998 and $29.9 million in 1999. At year-end 2001, we recorded an impairment of $31.1 million due to year-end prices. At year-end 2004, we recorded an impairment of $3.6 million on an offshore property due to hurricane damage and related production declines.

Our business is subject to operating hazards and environmental regulations that could result in substantial losses or liabilities
      Oil and natural gas operations are subject to many risks, including well blowouts, craterings and explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pipelines ruptures or spills, pollution, releases of toxic natural gas and other environmental hazards and risks. If any of these hazards occur, we could sustain substantial losses as a result of:

•	injury or loss of life;

•	severe damage to or destruction of property, natural resources and equipment;

•	pollution or other environmental damage;

•	clean-up responsibilities;

•	regulatory investigations and penalties; and/or

•	suspension of operations.
      Our current and former operations are subject to numerous and increasingly strict federal, state and local laws, regulations and enforcement policies relating to the environment. We may incur significant costs and liabilities in complying with existing or future environmental laws, regulations and enforcement policies and may incur costs arising out of property damage or injuries to employees and other persons. These costs may result from our current and former operations and even may be caused by previous owners of property we own or lease. Any past, present or future failure by us to completely comply with environmental laws, regulations and enforcement policies could cause us to incur substantial fines, sanctions or liabilities from cleanup costs or other damages. Incurrence of those costs or damages could reduce or eliminate funds available for exploration, development or acquisitions or cause us to incur losses.
      We maintain insurance against some, but not all, of these potential risks and losses. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs that is not fully covered by insurance, it could have a material adverse affect on our financial condition and results of operations.

We are subject to financing and interest rate exposure risks
      Our business and operating results can be harmed by factors such as the availability, terms of and cost of capital, increases in interest rates or a reduction in credit rating. These changes could cause our cost of doing business to increase, limit our ability to pursue acquisition opportunities and place us at a competitive disadvantage. For example, at December 31, 2004, approximately 40% of our debt is at fixed interest rates with the remaining 60% subject to variable interest rates.

Some of our current and potential competitors have greater resources than we have and we may not be able to successfully compete in acquiring, exploring and developing new properties
      We face competition in every aspect of our business, including, but not limited to, acquiring reserves and leases, obtaining goods, services and employees needed to operate and manage our business and marketing oil and natural gas. Competitors include multinational oil companies, independent production companies and individual producers and operators. Many of our competitors have greater financial and other resources than we do.

The oil and natural gas industry is subject to extensive regulation
      The oil and natural gas industry is subject to various types of regulations in the United States by local, state and federal agencies. Legislation affecting the industry is under constant review for amendment or expansion, frequently increasing our regulatory burden. Numerous departments and agencies, both state and federal, are authorized by statute to issue rules and regulations binding on participants in the oil and natural gas industry. Compliance with such rules and regulations often increases our cost of doing business and, in turn, decreases our profitability.

Acquisitions are subject to the risks and uncertainties of evaluating reserves and potential liabilities and may be disruptive and difficult to integrate into our business
      We could be subject to significant liabilities related to our acquisitions. It generally is not feasible to review in detail every individual property included in an acquisition. Ordinarily, a review is focused on higher valued properties. However, even a detailed review of all properties and records may not reveal existing or potential problems, nor will it permit us to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. We do not always inspect every well we acquire, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is performed.

      For example, in 1997 we consummated a large acquisition which proved extremely disappointing. Production from the acquired properties fell more rapidly than anticipated and further development results were far below the results we had originally projected. The poor production performance of these properties resulted in material downward reserve revisions. We cannot assure you that our recent and/or future acquisition activity will not result in similar disappointing results.
      In addition, there is intense competition for acquisition opportunities in our industry. Competition for acquisitions may increase the cost of, or cause us to refrain from, completing acquisitions. Our strategy of completing acquisitions is dependent upon, among other things, our ability to obtain debt and equity financing and, in some cases, regulatory approvals. Our ability to pursue our acquisition strategy may be hindered if we are not able to obtain financing on terms acceptable to us or regulatory approvals.
      Acquisitions often pose integration risks and difficulties. In connection with recent and future acquisitions, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant management attention and financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Possible future acquisitions could result in our incurring additional debt, contingent liabilities, expenses, and diversion of resources all of which could have a material adverse effect on our financial condition and operating results.

Our success depends on key members of our management and our ability to attract and retain experienced technical and other professional personnel
      Our success is highly dependent on our senior management personnel, none of which are currently subject to an employment contract. The loss of one or more of these individuals could have a material adverse effect on our business. Furthermore, competition for experienced technical and other professional personnel is intense. If we cannot retain our current personnel or attract additional experienced personnel, our ability to compete could be adversely affected.

Our future success depends on our ability to replace reserves that we produce
      Because the rate of production from oil and natural gas properties generally declines as reserves are depleted, our future success depends upon our ability to economically find or acquire and produce additional oil and natural gas reserves. Except to the extent that we acquire additional properties containing proved reserves, conduct successful exploration and development activities or, through engineering studies, identify additional behind-pipe zones or secondary recovery reserves, our proved reserves will decline materially as reserves are produced. Future oil and natural gas production is, therefore, highly dependent upon our level of success in acquiring or finding additional reserves that are economically recoverable. We cannot assure you that we will be able to find and develop or acquire additional reserves at an acceptable cost.

A portion of our business is subject to special risks related to offshore operations generally and in the Gulf of Mexico specifically
      Offshore operations are subject to a variety of operating risks specific to the marine environment, such as capsizing, collisions and damage or loss from hurricanes or other adverse weather conditions. These conditions can cause substantial damage to facilities and interrupt production. As a result, we could incur substantial liabilities that could reduce or eliminate the funds available for exploration, development or leasehold acquisitions, or result in loss of equipment and properties.
      Production of reserves from reservoirs in the Gulf of Mexico generally declines more rapidly than from reservoirs in many other producing regions of the world. This results in recovery of a relatively higher percentage of reserves from properties in the Gulf of Mexico during the initial few years of production. As a result, reserve replacement needs from new prospects are greater and require us to incur significant capital expenditure to replace production.

New technologies may cause our current exploration and drilling methods to become obsolete
      The oil and natural gas industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies. As competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, competitors may have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. One or more of the technologies that we currently use or that we may implement in the future may become obsolete. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. If we are not able to maintain technological advancements consistent with industry standards, our operations and financial condition may be adversely affected.

Our business depends on oil and natural gas transportation facilities, some of which are owned by others
      The marketability of our oil and natural gas production depends in part on the availability, proximity and capacity of pipeline systems owned by third parties. The unavailability of or lack of available capacity on these systems and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. Although we have some contractual control over the transportation of our product, material changes in these business relationships could materially affect our operations. Federal and state regulation of oil and natural gas production and transportation, tax and energy policies, changes in supply and demand, pipeline pressures, damage to or destruction of pipelines and general economic conditions could adversely affect our ability to produce, gather and transport oil and natural gas.

Our financial statements are complex
      Due to accounting rules, our financial statements continue to be complex, particularly with reference to hedging, asset retirement obligations, stock options and the accounting for our deferred compensation plan. We expect such complexity to continue and possibly increase.
Risks related to the Exchange Offer and the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will be adversely affected
      We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes.
      If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act. Further, if you continue to hold any old notes after the exchange offer is consummated, you may not be able to sell the old notes because there will be fewer old notes outstanding.

Our significant indebtedness could limit our ability to successfully operate our business and prevent us from fulfilling our obligations under the new notes
      We are leveraged and our exploration and development program will require substantial capital resources, estimated to range from $250 to $300 million per year over the next three years. The operation of our existing operations will also require ongoing capital expenditures. In addition, if we decide to pursue additional acquisitions, our capital expenditures will increase both to complete such acquisitions and to explore and develop any newly acquired properties.

      The degree to which we are leveraged could have other important consequences, including the following:

•	we may be required to dedicate a substantial portion of our cash flows from operations to the payment of our indebtedness, reducing the funds available for our operations;

•	a portion of our borrowings are at variable rates of interest, making us vulnerable to increases in interest rates;

•	we may be more highly leveraged than some of our competitors, which could place us at a competitive disadvantage;

•	our degree of leverage may make us more vulnerable to a downturn in our business or the economy generally;

•	the terms of our existing credit arrangements and the indentures governing the notes contain numerous financial and other restrictive covenants which, if we fail to comply therewith, and an event of default occurs as a result of that failure, could have a material adverse effect on us;

•	our debt level could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	we may have difficulties borrowing money in the future.
      Any one or more of the foregoing could adversely affect our ability to use our cash flow from operations, or obtain additional financing, to continue our existing operations, including exploring and developing existing properties as presently anticipated, to consummate acquisitions, or to explore and develop newly acquired properties.

Despite our current levels of indebtedness we still may be able to incur substantially more debt. This could further increase the risks described above
      We may be able to incur substantial additional indebtedness in the future. The terms of the Indenture do not prohibit us from issuing additional 6 3/8% Senior Subordinated Notes or other indebtedness and the terms of the indenture governing the 7 3/8% Senior Subordinated Notes do not prohibit us from issuing additional 7 3/8% Senior Subordinated Notes or other indebtedness. As of December 31, 2004, our Senior Credit Facility permitted borrowings of $575 million, all of which would be senior to the notes. If new debt is added to our current debt levels, the related risks that we now face could intensify. See “Capitalization.”

Any failure to meet our debt obligations could harm our business, financial condition and results of operations
      If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt or restructure our debt. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our debt in the future, including payments on the new notes, and any such alternative measures may be unsuccessful or may not permit us to meet scheduled debt service obligations, which could cause us to default on our obligations and impair our liquidity.

Your right to receive payments on the new notes is subordinated to the rights of our senior indebtedness and effectively subordinated to the rights of existing and future creditors of any subsidiaries that are not guarantors on the new notes
      Holders of our senior indebtedness will have claims that are prior to your claims as holders of the new notes. In the event of any distribution of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other, bankruptcy proceeding, holders of senior indebtedness will have prior claim to all of our assets. Holders of the new notes will participate ratably with all holders of our senior subordinated indebtedness that is deemed to be of the same class as the new notes, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the new notes. As a result, holders of the new notes may receive less, ratably, than holders of senior indebtedness.
      As of December 31, 2004, we had total of approximately $423.9 million outstanding on our Senior Credit Facility. We may incur an unlimited amount of indebtedness in the future under the terms of the Indenture.
      In addition, we conduct substantially all of our operations through our subsidiaries and some of our subsidiaries do not guarantee the new notes. In addition, we may be able to designate one or more subsidiaries in the future as unrestricted subsidiaries. As a result, holders of the new notes will be effectively subordinated to the indebtedness and other liabilities of any such subsidiaries, including trade creditors. Therefore, in the event of the insolvency or liquidation of an unrestricted subsidiary, following payment by such subsidiary of its liabilities, such subsidiary may not have sufficient remaining assets to make payments to us as a shareholder or otherwise. In the event of a default by any such subsidiary under any credit arrangement or other indebtedness, its creditors could accelerate such debt, prior to such subsidiary distributing amounts to us that we could have used to make payments on the new notes.

We may not be able to repurchase the notes
      Under the terms of the Indenture, you may require us to repurchase all or a portion of your new notes on certain dates or in the event of a change in control. We may not have enough funds to pay the repurchase price on a purchase date (in which case, we could be required to issue common stock to pay the repurchase price). Our existing and any future credit agreements or other debt agreements to which we become a party may provide that our obligation to purchase or redeem the new notes would be an event of default under such agreement. As a result, we may be restricted or prohibited from repurchasing or redeeming the new notes. If we are prohibited from repurchasing or redeeming the new notes, we could seek the consent of our then-existing lenders to repurchase or redeem the new notes or we could attempt to refinance the borrowings that contain such prohibition. If we are unable to obtain a consent or refinance the debt, we could not repurchase or redeem the new notes. Our failure to redeem tendered notes would constitute a default under the Indenture and might constitute a default under the terms of other indebtedness that we incur.
      The term “change in control” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the new notes upon a change in control would not necessarily afford holders of the new notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The notes may receive a lower rating than anticipated
      If one or more rating agencies assigns the new notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price of the new notes would be adversely affected.

You may find it difficult to sell your new notes
      You may find it difficult to sell your new notes because an active trading market for the new notes may not develop.
      There is no existing trading market for the new notes. We do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. As a result, the market price of the new notes could be adversely affected.

Federal and state fraudulent transfer laws may permit a court to void the new notes and the guarantees and, if that occurs, you may not receive any payments on the new notes
      The issuance of the new notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of our subsidiary guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the new notes or a guarantee and, in the case of (2) only, one of the following is also true:

•	we or any of our subsidiary guarantors were or was insolvent or rendered insolvent by reason of the incurrence of the indebtedness evidenced by the new notes; or

•	payment of the consideration left us or any of our subsidiary guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of our subsidiary guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.
      If a court were to find that the issuance of the new notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the new notes or such guarantee or subordinate the new notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the new notes to repay any amounts received with respect to the new notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the new notes. Further, the voidance of the new notes could result in an event of default with respect to our other debt and that of our subsidiaries that could result in acceleration of such debt.
      Generally, an entity would be considered insolvent if at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

•	the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
      We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the new notes and the guarantees would not be subordinated to our or any guarantor’s other debt.
      If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the new notes.

The market price of the new notes may fluctuate significantly, which may result in losses for investors
      The market price of the new notes could be volatile. We expect the market price of the new notes to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These include:

•	changes in oil and natural gas prices;

•	variations in quarterly drilling, recompletions, acquisitions and operating results;

•	changes in financial estimates by securities analysts;

•	changes in market valuations of comparable companies;

•	additions or departures of key personnel; and

•	future incurrence of more debt.
      We may fail to meet expectations of the market or of securities analysts at some time in the future, and the market price of the new notes could decline as a result.

EXCHANGE OFFER
      We sold the old notes on March 9, 2005 pursuant to a purchase agreement dated March 2, 2005, by and among us and the initial purchasers named therein. The old notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act.
Purpose and Effect of the Exchange Offer
      In connection with the issuance of the old notes, we entered into a registration rights agreement under which we agreed to:

•	within 90 days after the issue date of the old notes, file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the old notes for new notes of ours having terms substantially identical in all material respects to the old notes except with respect to transfer restrictions;

•	use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 180 days after the issue date of the old notes;

•	use our reasonable best efforts to consummate the exchange offer within 210 days after the issue date of the old notes;

•	keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes; and

•	to file a shelf registration for the resale of the old notes if we cannot consummate the exchange offer within the time period listed above and certain other circumstances described in this prospectus.
      For each old note tendered to us pursuant to the exchange offer, we will issue to the holder of the old note a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last date upon which we paid interest on the old note, unless no interest has been paid on the old note, in which case, interest shall be paid from the original issuance date of the old note.
      Under existing interpretations of the staff of the Securities and Exchange Commission issued to third parties, the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents to us in the exchange offer that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new notes and that it is not our affiliate, as such terms are interpreted by the Securities and Exchange Commission; provided, however, that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. The staff of the Securities and Exchange Commission has taken the position in interpretations issued to third parties that participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment from the original sale of the old notes) with the prospectus contained in the registration statement covering the new notes. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”
      Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the registration statement in connection with the resale of the new notes for 180 days following the effective date of such registration statement (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus).
      A holder of old notes (other than certain specified holders) who wishes to exchange old notes for new notes in the exchange offer will be required to represent that any new notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes and that it is not our “affiliate,” as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.
      In the event that:

•	any change of law or in applicable interpretations thereof by the staff of the Securities and Exchange Commission do not permit us to effect an exchange offer;

•	for any other reason the exchange offer is not consummated within 210 days after the issue date of the old notes;

•	any holder of old notes, other than the initial purchasers, notifies us prior to the 20th business day following the consummation of the exchange offer it is prohibited by law or the applicable interpretations of the staff of the Securities and Exchange Commission from participating in the exchange offer;

•	in the case of any holder of old notes who participates in the exchange offer, such holder does not receive new notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holders as an affiliate of ours within the meaning of the Securities Act); or

•	an initial purchaser so requests with respect to old notes or new notes privately issued in exchange for old notes that have, or that are reasonably likely to be determined to have, the status of unsold allotments in an initial distribution;
then we will, at our cost, use our reasonable best efforts to file and use our reasonable best efforts to have declared effective a shelf registration statement covering resales of the old notes and any such privately issued new notes on or prior to the later of 180 calendar days after the issue date of the old notes or 90 days after the shelf registration statement is required to be filed with the Securities and Exchange Commission.
      We will use our reasonable best efforts to keep the shelf registration statement effective until two years after the issue date of the old notes, subject to certain exceptions. We will, if we file a shelf registration statement, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the new notes, as the case may be. A holder selling such old notes or new notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder (including certain indemnification obligations).
      The registration rights agreement obligates us to pay additional cash interest on the principal amount of the applicable old notes and new notes (in addition to the stated interest on the old notes and the new notes) upon the occurrence of any of the following events:

•	if the registration statement of which this prospectus forms a part is not declared effective by the Securities and Exchange Commission on or prior to the 180th day after the issue date of the old notes (the “effectiveness deadline”);

•	if the exchange offer is not consummated on or prior to the earlier of the 30th business day following the effectiveness deadline or the 210th day following the issue date of the old notes;

•	if we are obligated to file the shelf registration statement, it is not declared effective by the later of 180 calendar days after the issue date of the old notes or 90 days after the shelf registration statement is required to be filed with the Securities and Exchange Commission; or

•	after the shelf registration statement is declared effective it ceases to be effective or usable (subject to some exceptions);
from and including the date on which any registration default shall occur to, but excluding, the earlier of (1) the date on which all registration defaults have been cured or (2) the date on which all the old notes and the new notes otherwise become freely transferable by holders other than our affiliates without further registration under the Securities Act. The additional cash interest will accrue at a rate of ..25% per annum during the 90 day period immediately following the occurrence of a registration default and shall increase by an additional .25% per annum with respect to each subsequent 90 day period, up to a maximum amount of additional interest of .50% per annum.
Resale of New Notes
      Based on no action letters of the staff of the Securities and Exchange Commission issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	the new notes are acquired in the ordinary course of your business; and

•	you do not intend to participate in the distribution of the new notes.
      The staff of the Securities and Exchange Commission, however, has not considered the exchange offer for the new notes in the context of a no action letter, and the staff of the Securities and Exchange Commission may not make a similar determination as in the no action letters issued to these third parties.
      If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes:

•	you cannot rely on such interpretations by the Securities and Exchange Commission staff issued to third parties; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.
      Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. This registration statement and the prospectus should contain the selling security holder’s information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of new notes.
Terms of the Exchange Offer
      Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date. We will issue new notes in principal amount equal to the principal amount of old notes surrendered under the exchange offer. Old notes may be tendered only for new notes and only in integral multiples of $1,000.
      The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.
      As of the date of this prospectus, $150 million aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.
      We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will be entitled to the rights and benefits such holders have under the Indenture relating to the old notes and the registration rights agreement.
      We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.
      If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled “— Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.
      We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.
      Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.” Any broker-dealer who acquired the old notes directly from us and holds old notes that have, or are reasonably likely to have, the status of unsold allotments in an initial distribution will not receive new notes in the Exchange Offer, but rather will receive new notes privately issued in exchange for such old notes.
Expiration Date
      The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2005 unless, in our sole discretion, we extend it.
Extensions, Delays in Acceptance, Termination or Amendment
      We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders if the exchange offer is so extended. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange upon the expiration of the extended exchange offer.
      In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.
      If any of the conditions described below under “— Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion

•	to delay accepting for exchange any old notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer,
by giving oral or written notice of such delay, extension or termination to the exchange agent. However, we may not delay acceptance for exchange of any old notes after the expiration of the exchange offer. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.
      Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.
Conditions to the Exchange Offer
      We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.
      In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable Securities and Exchange Commission rules, regulations or staff interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.
      We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.
      These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time prior to or on the expiration of the offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time prior to or on the expiration of the offer.
      In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture relating to the new notes under the Trust Indenture Act of 1939.
Procedures for Tendering

How to tender generally
      To participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your old notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of defects in your tender.
      If you have any questions or need help in exchanging your old notes, please call the exchange agent whose address and phone number are described in the letter of transmittal.
      All of the old notes were issued in book-entry form, and all of the old notes are currently represented by a global certificate held by Cede & Co. for the account of DTC. We have confirmed with DTC that the old notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.
      By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.
      There is no procedure for guaranteed late delivery of the old notes.

Determinations under the exchange offer
      We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determinations will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the rights to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date.

When we will issue new notes
      In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of old notes not accepted or exchanged
      If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your representations to us
      By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes within the meaning of the Securities Act;

•	if you are not a broker-dealer that you are not engaged in and do not intend to engage in the distribution of the new notes;

•	if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act.
Withdrawal of Tenders
      Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to the expiration date. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the ATOP procedures.
      We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.
      Any old notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “— Procedures for Tendering” above at any time on or prior to the expiration date.
Fees and Expenses
      We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.
      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.
      We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	Securities and Exchange Commission registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.
Transfer Taxes
      We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.
Consequences of Failure to Exchange
      If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless they are registered under the Securities Act or unless the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.
Accounting Treatment
      We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.
Other
      Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.
      We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.
      Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

USE OF PROCEEDS
      The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the offer and exchange of the new notes have been registered under the Securities Act and the new notes will not have restrictions on transfer, registration rights or provisions for additional cash interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any increase in our outstanding indebtedness.
CAPITALIZATION
      The following table sets forth our capitalization as of December 31, 2004 on an actual basis and as adjusted to reflect the application of the estimated net proceeds from the sale of the 6 3/8% Senior Subordinated Notes on March 9, 2005. This table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference herein.

		December 31, 2004
	Actual	As Adjusted(1)

	(Dollars in thousands)
Cash and cash equivalents	$18,382	$18,382
Long-term debt:
Senior credit facility	423,900	277,400
7 3/8% senior subordinated notes due 2013	196,656	196,656
6 3/8% senior subordinated notes due 2015	—	150,000

Total long-term debt	$620,556	$624,056

Stockholders’ equity:
Common stock, $.01 par value; 100,000,000 shares authorized; 81,219,351 issued and outstanding(2)	812	812
Capital in excess of par value	707,869	707,869
Stock held by employee benefit trust, 1,441,751 shares at cost	(8,186)	(8,186)
Retained earnings (deficit)	(89,597)	(89,597)
Deferred compensation	(1,257)	(1,257)
Other comprehensive income	(43,301)	(43,301)

Total stockholders’ equity	$566,340	$566,340

Total capitalization	$1,186,896	$1,190,396

(1)	Includes an estimated $146.5 million of net proceeds from the sale of the 6 3/8% Senior Subordinated Notes and payment of all transaction expenses.

(2)	Outstanding common stock does not include options to purchase 4,582,070 shares of common stock outstanding under our stock option plans as of December 31, 2004.

DESCRIPTION OF THE NEW NOTES
General
      The form and terms of the new notes are the same as the form and terms of the old notes, except that the offer and exchange of the new notes have been registered under the Securities Act, and the new notes will not bear legends restricting the transfer thereof, will not be entitled to registration rights under the registration rights agreement, and will not contain provisions relating to additional interest. Range Resources Corporation will issue the new notes under an Indenture among itself, the Subsidiary Guarantors and J.P. Morgan Trust Company, National Association, as trustee. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.
      Certain terms used in this description are defined under the subheading “— Certain Definitions.” In this description, the words “Range Resources” or the “Company” refer only to Range Resources Corporation, and any successor obligor on the notes, and not to any of its subsidiaries. As used in this section, the term “notes” refers to both old notes and new notes.
      The old notes and the new notes will constitute a single class of debt securities under the Indenture. If the exchange offer is consummated, holders of old notes who do not exchange new notes for their old notes will vote together with holders of the new notes for all relevant purposes under the Indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the Indenture, any old notes that remain outstanding after the exchange offer will be aggregated the new notes and the holders of the old notes and the new notes will vote together as a single class. All references in this prospectus to specified percentages in aggregate principal amount of the notes that are outstanding means, at any time after the exchange is consummated, the percentage in aggregate principal amount of the old notes and the new notes then outstanding.
      The following description is a summary of the provisions of the Indenture that we believe to be material and of interest to you and does not restate that agreement in its entirety. We encourage you to read the Indenture because that agreement, and not this description, will define your rights as a holder of the new notes. A copy of the Indenture is filed as an exhibit to our Current Report on Form 8-K filed with the Securities Exchange Commission on March 15, 2005, and is incorporated by reference as an exhibit hereto.
Basic Terms of the Notes
      The notes

•	are unsecured senior subordinated obligations of Range Resources, subordinated in right of payment to all existing and future Senior Debt of Range Resources in accordance with the subordination provisions of the Indenture;

•	are jointly, severally and unconditionally guaranteed on a senior subordinated basis by each of the Restricted Subsidiaries of the Company and any future Restricted Subsidiary of the Company. The obligations of the Subsidiary Guarantors under the Guarantees will be general unsecured obligations of each of the Subsidiary Guarantors and will be subordinated in right of payment to all obligations of the Subsidiary Guarantors in respect of Senior Debt;

•	are issued as new notes under the Indenture in an original aggregate principal amount of $150 million;

•	mature on March 15, 2015;

•	bear interest commencing the date of issue at 6 3/8%, payable semiannually in arrears on each March 15 and September 15, commencing September 15, 2005 to holders of record on the March 1 or September 1 immediately preceding the interest payment date; and

•	bear interest on overdue principal, and, to the extent lawful, pay interest on overdue interest, at 1.0% per annum higher than 6 3/8%.
      Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Additional Notes
      Subject to the covenants described below, the Company may issue additional notes under the Indenture having the same terms in all respects as the notes except that interest will accrue on the additional notes from their date of issuance.
      Any old notes not exchanged in the exchange offer, any new notes and any additional notes would be treated as a single class for all purposes under the Indenture and will vote together as one class on all matters under the Indenture.
Optional Redemption
      Except as otherwise described below, the new notes will not be redeemable at the Company’s option prior to March 15, 2010. Thereafter, the new notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

% of Principal
Year	Amount

2010	103.188%
2011	102.125%
2012	101.063%
2013 and thereafter	100.000%
      Prior to March 15, 2008, the Company may, at its option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of the new notes at a redemption price equal to 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with all or a portion of the net proceeds of public sales of Equity Interests of the Company; provided that at least 65% of the original aggregate principal amount of the new notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of the related sale of such Equity Interests.
No Mandatory Redemption or Sinking Fund
      Except as set forth below under “— Repurchase at the Option of Holders,” the Company is not required to make mandatory redemption or sinking fund payments with respect to the new notes.
Guarantees
      The Company’s payment obligations under the new notes will be jointly, severally and unconditionally guaranteed (the “Guarantees”) by each Restricted Subsidiary of the Company and any future Restricted Subsidiary of the Company. The Subsidiary Guarantors shall initially be Range Energy I, Inc., Range HoldCo, Inc., Range Production Company, Range Energy Ventures Corporation, Gulfstar Energy, Inc., Range Energy Finance Corporation, RB Operating Company and PMOG Holdings, Inc. The Guarantees will be subordinated to Indebtedness of the Subsidiary Guarantors to the same extent and in the same manner as the notes are subordinated to the Senior Debt. Each Guarantee by a Subsidiary Guarantor will be limited in an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering such Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting rights of creditors generally.
      The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person whether or not affiliated with such Subsidiary Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee in respect of the notes, the Indenture and the Guarantees; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) such transaction does not violate any of the covenants described under the heading “— Certain Covenants.”
      The Indenture provides that in the event of a sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor to a third party or an Unrestricted Subsidiary in a transaction that does not violate any of the covenants in the Indenture, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of a Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released from and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the covenant described under the caption “— Repurchase at the Option of Holders — Asset sales.”
      Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture shall be released and relieved of its obligations under its Guarantee and any Unrestricted Subsidiary and any newly formed or newly acquired Subsidiary that becomes a Restricted Subsidiary will be required to execute a Guarantee in accordance with the terms of the Indenture.
      The Company is a holding company, owns no operating assets and has no significant operations independent of its subsidiaries. The Guarantees are full and unconditional and joint and several, and any subsidiaries of the Company other than the Subsidiary Guarantors are either minor subsidiaries or indirect subsidiaries, or both.
Subordination
      The payment of principal of, premium, if any, and interest on the notes and any other payment obligations of the Company in respect of the notes (including any obligation to repurchase the notes) will be subordinated in certain circumstances in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.
      Upon any payment or distribution of property or securities to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshalling of the Company’s assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed in such proceeding) before the Holders of notes will be entitled to receive any payment with respect to the notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of notes would be entitled shall be made to the holders of Senior Debt (except in each case that Holders of notes may receive securities that are subordinated at least to the same extent as the notes are subordinated to Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust described under “— Legal Defeasance and Covenant Defeasance”).
      The Company may not make any payment (whether by redemption, purchase, retirement, defeasance or otherwise) upon or in respect of the notes (except in such subordinated securities or from the trust described under “— Legal Defeasance and Covenant Defeasance”) if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits, or with the giving of notice or passage of time or both (unless cured or waived) will permit, holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company or the holders of any Designated Senior Debt. Cash payments on the notes shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and

(b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the date on which the applicable Payment Blockage Notice is retracted by written notice to the Trustee or 90 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated or a default of the type described in clause (ix) under the caption “Events of Default” has occurred and is continuing. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of Designated Senior Debt that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.
      The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.
      As a result of the subordination provisions described above, in the event of a liquidation or insolvency of the Company, Holders of notes may recover less ratably than creditors of the Company who are holders of Senior Debt. As of December 31, 2004, we had $423.9 million of Senior Debt outstanding, excluding intercompany debt and trade payables. The Indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Subsidiaries can incur. See “— Certain Covenants — Incurrence of indebtedness and issuance of disqualified stock.”
Repurchase at the Option of Holders

Change of Control
      Upon the occurrence of a Change of Control, each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offer to repurchase the notes pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Payment shall be made on a business day not less than 30 days nor more than 60 days after such notice is mailed (the “Change of Control Payment Date”). The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.
      On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all the notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of such notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
      Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders of notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
      The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes (or portions thereof) validly tendered and not withdrawn under such Change of Control Offer.
      The Credit Agreement will prohibit the Company from repurchasing any notes pursuant to a Change of Control Offer prior to the repayment in full of the Senior Debt under the Credit Agreement. Moreover, the occurrence of certain change of control events identified in the Credit Agreement will constitute a default under the Credit Agreement. Any future Credit Facilities or other agreements relating to the Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. If a Change of Control were to occur, the Company may not have sufficient available funds to pay the Change of Control Payment for all notes that might be delivered by Holders of notes seeking to accept the Change of Control Offer after first satisfying its obligations under the Credit Agreement or other agreements relating to Senior Debt, if accelerated. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will constitute a Default under the Indenture and will otherwise give the Trustee and the Holders of notes the rights described under “— Events of Default and Remedies.”
      The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset sales
      The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary in such Asset Sale, plus all other Asset Sales since the date of the Indenture, on a cumulative basis, is in the form of cash or Cash Equivalents; provided that the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee thereof) are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability.
      Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to reduce Senior Debt, (b) to acquire a controlling interest in another Oil and Gas Business, (c) to make capital expenditures in respect of the Company’s or its Restricted Subsidiaries’ Oil and Gas Business, (d) to purchase long-term assets that are used or useful in such Oil and Gas Business or (e) to repurchase any notes. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt that is revolving debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied as provided in the first sentence of this paragraph will (after the expiration of the periods specified in this paragraph) be deemed to constitute “Excess Proceeds.”
      When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of notes and, to the extent required by the terms thereof, to all holders or lenders of Pari PassuIndebtedness (an “Asset Sale Offer”) to purchase the maximum principal amount of the notes and any such Pari Passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to, in the case of the notes, 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, or, in the case of any other Pari Passu Indebtedness, 100% of the principal amount thereof (or with respect to discount Pari Passu Indebtedness, the accreted value thereof) on the date of purchase, in each case in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable. To the extent that the aggregate principal amount (or accreted value, as the case may be) of the notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the sum of the aggregate principal amount of the notes surrendered by Holders thereof and the aggregate principal amount or accreted value, as the case may be, of other Pari Passu Indebtedness surrendered by holders or lenders thereof exceeds the amount of Excess Proceeds, the Trustee and the trustee or other lender representatives for the Pari Passu Indebtedness shall select the notes and other Pari Passu Indebtedness to be purchased on a pro rata basis, based on the aggregate principal amount (or accreted value, as applicable) thereof surrendered in such Asset Sale Offer. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
      The Credit Agreement will prohibit the Company from purchasing any notes from the Net Proceeds of Asset Sales. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale Offer occurs at a time when the Company is prohibited from purchasing the notes, the Company could seek the consent of its lenders to the purchase or could attempt to refinance the Senior Debt that contain such prohibition. If the Company does not obtain such a consent or repay such Senior Debt, the Company may remain prohibited from purchasing the notes. In such case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement and possibly a default under other agreements relating to Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the notes.
Certain Covenants
      The Indenture contains covenants including, among others, the following:

Restricted payments
      The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company’s Equity Interests (including, without limitation, any payment to holders of the Company’s Equity Interests in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent or other Affiliate of the Company that is not a Wholly Owned Restricted Subsidiary of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes, except at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
      (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and
      (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of indebtedness and issuance of disqualified stock”; and
      (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (5) and (6) of the next succeeding paragraph), is less than the sum of (i) the dollar amount calculated as of March 9, 2005 under Section 4.07(c) of that certain Indenture dated July 21, 2003 among the Company, the Subsidiary Guarantors and J.P. Morgan Trust Company, National Association as successor trustee to Bank One, National Association, plus (ii) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing prior to the date of the Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (iii) 100% of the aggregate net cash proceeds received by the Company from the issue and sale since the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iv) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the net proceeds of such sale, liquidation or repayment and (B) the initial amount of such Restricted Investment.
      The foregoing provisions will not prohibit: (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (3) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of subordinated Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any of the Company’s (or any of its Subsidiaries’) employees pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2 million in any twelve-month period; and provided further that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (5) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and (6) cash payments made by the Company for the repurchase, redemption or other acquisition or retirement of the Company’s 7 3/8% Senior Subordinated Notes due 2013.
      The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than five days after the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant “Restricted Payments” were computed.

Designation of unrestricted subsidiaries
      The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (c) of the first paragraph of the covenant “Restricted payments.” All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of the fair market value or the book value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Incurrence of indebtedness and issuance of disqualified stock
      The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if:
      (i) the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis as set forth in the definition of Fixed Charge Coverage Ratio; and
      (ii) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or such Disqualified Stock is issued or would occur as a consequence of the incurrence of the additional Indebtedness or the issuance of the Disqualified Stock.
      Notwithstanding the foregoing, the Indenture will not prohibit any of the following (collectively, “Permitted Indebtedness”): (a) the Indebtedness evidenced by the notes; (b) the Indebtedness evidenced by the 7 3/8% Senior Subordinated Notes; (c) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to Credit Facilities, so long as the aggregate principal amount of all Indebtedness outstanding under all Credit Facilities does not, at any one time, exceed the greater of (i) $600.0 million (or, if there is any permanent reduction in the aggregate principal amount permitted to be borrowed under the Credit Agreement, such lesser aggregate principal amount) and (ii) an amount equal to the sum of (A) $50.0 million plus (B) 30% of Adjusted Consolidated Net Tangible Assets determined after the incurrence of such Indebtedness (including the application of the proceeds therefrom); (d) the guarantee by any Subsidiary Guarantor of any Indebtedness that is permitted by the Indenture to be incurred by the Company; (e) all Indebtedness of the Company and its Restricted Subsidiaries in existence as of the date of the Indenture; (f) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; (g) Indebtedness in connection with one or more standby letters of credit, guarantees, performance bonds or other reimbursement obligations, in each case, issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includible in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the Oil and Gas Business, and other than the extension of credit represented by such letter of credit, guarantee or performance bond itself), not to exceed in the aggregate at any given time 5% of Total Assets; (h) Indebtedness under Interest Rate Hedging Agreements entered into for the purpose of limiting interest rate risks, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant and that the aggregate notional principal amount of such agreements does not exceed 105% of the principal amount of the Indebtedness to which such agreements relate; (i) Indebtedness under Oil and Gas Hedging Contracts, provided that such contracts were entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries; (j) the incurrence by the Company of Indebtedness not otherwise permitted to be incurred pursuant to this paragraph, provided that the aggregate principal amount (or accreted value, as applicable) of all Indebtedness incurred pursuant to this clause (j), together with all Permitted Refinancing Debt incurred pursuant to clause (k) of this paragraph in respect of Indebtedness previously incurred pursuant to this clause (j), does not exceed $10.0 million at any one time outstanding; (k) Permitted Refinancing Debt incurred in exchange for, or the net proceeds of which are used to refinance, extend, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred (including Indebtedness previously incurred pursuant to this clause (k)); (l) accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services; (m) Indebtedness consisting of obligations in respect of purchase price adjustments, guarantees or indemnities in connection with the acquisition or disposition of assets; and (n) production imbalances that do not, at any one time outstanding, exceed 2% of the Total Assets of the Company.
      The Indenture provides that the Company will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by the Company.

No layering
      The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the notes and (ii) the Subsidiary Guarantors will not directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Guarantees, provided, however, that the foregoing limitations will not apply to distinctions between categories of Indebtedness that exist by reason of any Liens arising or created in respect of some but not all such Indebtedness.

Liens
      The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien securing Indebtedness of any kind (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, unless all payments under the notes are secured by such Lien prior to, or on an equal and ratable basis with, the Indebtedness so secured for so long as such Indebtedness is secured by such Lien.

Dividend and other payment restrictions affecting subsidiaries
      The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(x) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any indebtedness owed by it to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Credit Agreement as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or any other Credit Facility, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or other Credit Facilities are no more restrictive taken as a whole with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of the Indenture, (b) the Indenture and the notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except, in the case of Indebtedness, to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (e) by reason of customary non-assignment provisions in leases and customary provisions in other agreements that restrict assignment of such agreement or rights thereunder, entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (g) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Merger, consolidation or sale of substantially all assets
      The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, and the Company may not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions would, in the aggregate, result in a sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the properties or assets of the Company to another Person, in either case unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the “Surviving Entity”) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity (if the Company is not the continuing obligor under the Indenture) assumes all the obligations of the Company under the notes and the Indenture pursuant to a supplemental Indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after giving effect to such transaction or series of transactions no Default or Event of Default exists; (iv) immediately after giving effect to such transaction or a series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company and its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction or series of transactions as having been incurred at the time of such transaction or series of transactions), the Consolidated Net Worth of the Company and its Subsidiaries or the Surviving Entity (if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company and its Subsidiaries immediately prior to such transaction or series of transactions and (v) the Company or the Surviving Entity (if the Company is not the continuing obligor under the Indenture) will, at the time of such transaction or series of transactions and after giving pro forma effect thereto as if such transaction or series of transactions had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of indebtedness and issuance of disqualified stock.” Notwithstanding the restrictions described in the foregoing clauses (iv) and (v), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and any Wholly Owned Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Wholly Owned Restricted Subsidiary.

Transactions with affiliates
      The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each of the foregoing, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of

$1.0 million but less than or equal to $5.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above, (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million but less than or equal to $10.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (i) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved in good faith by a majority of the members of the Board of Directors who are disinterested with respect to such Affiliate Transaction or series of related Affiliate Transactions, which resolution shall be conclusive evidence of compliance with this provision, and (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (i) above and that such Affiliate Transaction or series of related Affiliate Transactions has been approved in good faith by a resolution adopted by a majority of the members of the Board of Directors of the Company who are disinterested with respect to such Affiliate Transaction or series of related Affiliate Transactions and an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions (which resolution and fairness opinion shall be conclusive evidence of compliance with this provision) from a financial point of view issued by an accounting, appraisal, engineering or investment banking firm of national standing; (which resolution and fairness opinion shall be conclusive evidence of compliance with this provision); provided that the following shall not be deemed Affiliate Transactions: (1) transactions contemplated by any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (2) transactions between or among the Company and/or its Restricted Subsidiaries, (3) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture described above under the caption “— Restricted payments,” and (4) indemnification payments made to officers, directors and employees of the Company or any Subsidiary pursuant to charter, bylaw, statutory or contractual provisions.

Additional subsidiary guarantees
      The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create another Restricted Subsidiary after the date of the Indenture, then such newly acquired or created Restricted Subsidiary will be required to execute a Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture; provided that, in no event will any non-U.S. Subsidiary of the Company be required to execute a Guarantee.

Business activities
      The Company will not, and will not permit any Restricted Subsidiary to, engage in any material respect in any business other than the Oil and Gas Business.

Commission reports
      Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission and provide, within 15 days after such filing, the Trustee and Holders and prospective Holders (upon request) with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act (but without exhibits in the case of the Holders and prospective Holders). In the event that the Company is not permitted to file such reports, documents and information with the Commission, the Company will provide substantially similar information to the Trustee, the Holders and prospective Holders (upon request) as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

Events of Default and Remedies
      The Indenture provides that each of the following constitutes an Event of Default: (i) a default for 30 days in the payment when due of interest (including any interest payable as liquidated damages), if any, on the notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) a default in payment when due of the principal of or premium, if any, on the notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) the failure by the Company to comply with its obligations under “Certain Covenants — Merger, consolidation or sale of assets” above; (iv) the failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in principal amount of the notes then outstanding to comply with the provisions described under the captions “Repurchase at the option of holders and “Certain Covenants” other than the provisions described under “— Merger, consolidation or sale of assets”; (v) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the notes then outstanding to comply with any of its other agreements in the Indenture or the notes; (vi) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or a Subsidiary Guarantor, or any Person acting on behalf of such Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee; (vii) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; provided, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the notes shall be automatically rescinded; (viii) the failure by the Company or any of its Restricted Subsidiaries to pay final, non-appealable judgments aggregating in excess of $10.0 million, which judgments remain unpaid or discharged for a period of 60 days; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.
      If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the notes then outstanding may declare the principal of and accrued but unpaid interest on such notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of notes may not enforce the Indenture or notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.
      The Holders of a majority in principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the notes.
      The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five business days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders
      No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.
Amendment, supplements and waivers
      Except as provided in the next two succeeding paragraphs, the Indenture, the notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes), and any existing Default or Event of Default or compliance with any provision of such Indenture, the notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for the notes).
      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any the notes held by a non-consenting Holder): (i) reduce the principal amount of the notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in principal amount of such notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of or premium, if any, or interest on the notes or (vii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions described under “— Repurchase at the Option of Holders” or the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 66 2/3% in principal amount of the notes then outstanding if such amendment would adversely affect the rights of Holders of such notes. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consents to such change.
      Notwithstanding the foregoing, without the consent of any Holder of the notes the Company and the Trustee may amend or supplement the Indenture or the notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of the Company’s obligations to Holders of the notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to secure the notes or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.
Legal defeasance and covenant defeasance
      The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes (“Legal Defeasance”) except for (i) the rights of Holders of such outstanding notes to receive payments in respect of the principal of, premium, if any, or interest on such notes when such payments are due from the trust referred to below, (ii) the Company’s obligations with respect to such notes concerning issuing temporary notes, registration of such notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of default and remedies” will no longer constitute an Event of Default.
      In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (vii) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of notes over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Concerning the Trustee
      J.P. Morgan Trust Company, National Association is the Trustee under the Indenture. The Trustee and its affiliates also perform and may in the future perform certain banking and other services for us in the ordinary course of their business. The Trustee will be the paying agent, conversion agent, transfer agent and bid solicitation agent for the notes.
      The Trustee assumes no responsibility for this prospectus and has not reviewed or undertaken to verify any information contained in this prospectus.

Governing Law
      The Indenture, the notes and the Guarantees provide that they will be governed by the laws of the State of New York.

Certain Definitions
      Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
      “Acquired Debt” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
      “Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, (i) the sum of (a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with the Commission’s guidelines before any state or federal income taxes, with no less than 80% of the discounted future net revenues estimated by one or more nationally recognized firms of independent petroleum engineers in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since the date of such year-end reserve report, and (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with the Commission’s guidelines (utilizing the prices utilized in such year-end reserve report) increased by the accretion of the discount from the date of the reserve report to the date of determination, and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with the Commission’s guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clause (1) through (4), such increases and decreases shall be as estimated by the Company’s petroleum engineers, unless in the event that there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net revenues utilized for purposes of this clause (i)(a) shall be confirmed in writing by one or more nationally recognized firms of independent petroleum engineers, (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, (c) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (d) the greater of (1) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements or (2) the book value of other tangible assets (including, without duplication, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company’s latest annual or quarterly financial statements, minus (ii) the sum of (a) minority interests, (b) any gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements, and (c) the discounted future net revenues, calculated in accordance with the Commission’s guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto. If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company was still using the successful efforts method of accounting.
      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.
      “Asset Sale” means (i) the sale, lease, conveyance or other disposition (but excluding the creation of a Lien) of any assets including, without limitation, by way of a sale and leaseback (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, consolidation or sale of assets” and not by the provisions described above under “— Repurchase at the Option of Holders — Asset sales”), and (ii) the issuance or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Subsidiaries (including the sale by the Company or a Restricted Subsidiary of Equity Interests in an Unrestricted Subsidiary), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for net proceeds in excess of $5.0 million. Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, (iii) the making of a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted payments,” (iv) the abandonment, farm-out, lease or sublease of undeveloped oil and gas properties in the ordinary course of business, (v) the trade or exchange by the Company or any Restricted Subsidiary of the Company of any oil and gas property owned or held by the Company or such Restricted Subsidiary for any oil and gas property owned or held by another Person, which the Board of Directors of the Company determines in good faith to be of approximately equivalent value, (vi) the trade or exchange by the Company or any Subsidiary of the Company of any oil and gas property owned or held by the Company or such Subsidiary for Equity Interests in another Person engaged primarily in the Oil and Gas Business which, together with all other such trades or exchanges (to the extent excluded from the definition of Asset Sale pursuant to this clause (vi)) since the date of the Indenture, does not exceed 5% of Adjusted Consolidated Net Tangible Assets determined after such trade or exchange and (vii) the sale or transfer of hydrocarbons or other mineral products or surplus or obsolete equipment in the ordinary course of business.
      “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
      “Borrowing Base” means, as of any date, the aggregate amount of borrowing availability as of such date under all Credit Facilities that determine availability on the basis of a borrowing base or other asset-based calculation.
      “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      “Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company or similar entity, any membership or similar interests therein and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
      “Cash Equivalents” means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of “B” or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having a rating of at least P1 from Moody’s Investors Service, Inc. (or its successor) and a rating of at least A1 from Standard & Poor’s Ratings Group (or its successor) and (vi) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (ii) through (v) above.
      “Change of Control” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” or group of related “persons” (a “Group”) (as such terms are used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any “person” (as defined above) or Group becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 40% of the aggregate voting power of all classes of Capital Stock of the Company having the right to elect directors under ordinary circumstances or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.
      “Commission” means the Securities and Exchange Commission.
      “Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus (i) an amount equal to any extraordinary loss, plus any net loss realized in connection with an Asset Sale (together with any related provision for taxes), to the extent such losses were included in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Interest Rate Hedging Agreements), to the extent that any such expense was included in computing such Consolidated Net Income, plus (iv) depreciation, depletion and amortization expenses (including amortization of goodwill and other intangibles) for such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion and amortization expenses were included in computing such Consolidated Net Income, plus (v) exploration expenses for such Person and its Restricted Subsidiaries for such period to the extent such exploration expenses were included in computing such Consolidated Net Income, plus (vi) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted

Subsidiaries for such period to the extent that such other non-cash charges were included in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges and expenses of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the referent Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.
      “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) any impairments or write-downs of oil and natural gas assets, shall be excluded, provided, however, that ceiling limitation write-downs in accordance with GAAP shall be treated as capitalized costs, as if such write-downs had not occurred, (vi) extraordinary non-cash losses shall be excluded, (vii) any non-cash compensation expenses realized for grants of performance shares, stock options or stock awards to officers, directors and employees of the Company or any of its Restricted Subsidiaries shall be excluded and (viii) any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of SFAS 133) shall be excluded.
      “Consolidated Net Worth” means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which internal financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company, plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.
      “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of original issuance of the notes or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination.
      “Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of June 23, 2004, as amended on December 6, 2004, and as further amended on March 2, 2005, by and among Range, Great Lakes Energy Partners L.L.C. and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A., (Illinois), a national banking association), The Frost National Bank, The Bank of Nova Scotia, Union Bank of California, N.A., Wachovia Bank, National Association, Key Bank, Harris Nesbitt Financing, Inc., Southwest Bank of Texas, N.A., Hibernia National Bank, Comerica Bank, Natexis Banques Populaires, Fortis Capital Corp., Fleet National Bank, Compass Bank, Calyon New York Branch and Bank of Scotland (hereinafter collectively referred to as “Lenders”, and individually, “Lender”) and JPMorgan Chase Bank N.A. (formerly Bank One, NA), as Administrative Agent, Fleet National Bank, as Co-Documentation Agent,

Fortis Capital Corp., as Co-Documentation Agent, Calyon, New York Branch, as Co-Syndication Agent, Harris Nesbitt Financing, Inc., as Co-Syndication Agent, J.P. Morgan Securities Inc. (formerly Banc One Capital Markets, Inc.), as Sole Lead Arranger and Sole Bookrunner providing for up to $600 million of Indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, whether or not with the same lenders or agents.
      “Credit Facilities” means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which the notes are first issued and authenticated under the Indenture (after giving effect to the use of proceeds thereof) shall be deemed to have been incurred on such date in reliance on the exception provided by clause (b) of the definition of Permitted Indebtedness.
      “Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.
      “Designated Senior Debt” means (i) the Credit Agreement and (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $25 million or more and that has been designated by the Company as “Designated Senior Debt.”
      “Disqualified Stock” means any Capital Stock to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature.
      “Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
      “Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the referent Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (including, without limitation, any acquisition to occur on the Calculation Date) shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the net proceeds of Indebtedness incurred or Disqualified Stock issued by the referent Person pursuant to the first paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of indebtedness and issuance of disqualified stock” during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have been received by the referent Person or any of its Restricted Subsidiaries on the first day of the four-quarter reference period and applied to its intended use on such date, (iii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iv) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.
      “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Interest Rate Hedging Agreements), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.
      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.
      “Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.
      “Indebtedness” means, with respect to any Person, without duplication, (a) any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) evidenced by letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances, (iv) representing Capital Lease Obligations, (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, (vi) representing any obligations in respect of Interest Rate Hedging Agreements or Oil and Gas Hedging Contracts, and (vii) in respect of any Production Payment, (b) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), (c) obligations of such Person in respect of production imbalances, (d) Attributable Debt of such Person, and (e) to the extent not otherwise included in the foregoing, the guarantee by such Person of any indebtedness of any other Person, provided that the indebtedness described in clauses (a)(i), (ii), (iv) and (v) shall be included in this definition of Indebtedness only if, and to the extent that, the indebtedness described in such clauses would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.
      “Interest Rate Hedging Agreements” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.
      “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations, but excluding trade credit and other ordinary course advances customarily made in the oil and gas industry), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that the following shall not constitute Investments: (i) an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company, (ii) Interest Rate Hedging Agreements entered into in accordance with the limitations set forth in clause (g) of the second paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of indebtedness and issuance of disqualified stock”, (iii) Oil and Gas Hedging Agreements entered into in accordance with the limitations set forth in clause (h) of the second paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of indebtedness and issuance of disqualified stock” and (iv) endorsements of negotiable instruments and documents in the ordinary course of business.
      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement with respect to a lease not intended as a security agreement).
      “Material Change” means an increase or decrease (excluding changes that result solely from changes in prices) of more than 20% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (i)(a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by one or more nationally recognized firms of independent petroleum engineers and on which a report or reports exist and (ii) any disposition of properties existing at the beginning of such quarter that have been disposed of as provided in the “Asset Sales” covenant.
      “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).
      “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding cash amounts placed in escrow, until such amounts are released to the Company), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserve established for future liabilities.
      “Net Working Capital” means (i) all current assets of the Company and its Restricted Subsidiaries, minus (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB 133).

      “Non-Recourse Debt” means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) the explicit terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.
      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
      “Oil and Gas Business” means (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (ii) the gathering, marketing, treating, processing, storage, distribution, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.
      “Oil and Gas Hedging Contracts” means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against oil and gas price fluctuations.
      “Pari Passu Indebtedness” means Indebtedness that ranks pari passu in right of payment to the notes.
      “Permitted Indebtedness” has the meaning given in the covenant described under the caption “— Certain Covenants — Incurrence of indebtedness and issuance of disqualified stock.”
      “Permitted Investments” means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents or securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment and any related transactions that at the time of such Investment are contractually mandated to occur, (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset sales”; (e) other Investments in any Person or Persons having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (e) that are at the time outstanding, not to exceed $10.0 million; (f) any Investment acquired by the Company in exchange for Equity Interests in the Company (other than Disqualified Stock); (g) shares of Capital Stock received in connection with any good faith settlement of a bankruptcy proceeding involving a trade creditor; (h) entry into operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations other than any Investment received pursuant to the Asset Sale provision; and (i) the acquisition of any Equity Interests pursuant to a transaction of the type described in clause (vi) of the exclusions from the definition of “Asset Sale.”

      “Permitted Liens” means (i) Liens securing Indebtedness of a Subsidiary or Liens securing Senior Debt that is outstanding on the date of issuance of the notes and Liens securing Senior Debt that are permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on property or assets of a Subsidiary existing at the time it became a Subsidiary, provided that such Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired property; (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other kinds of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state or federal lands or waters); (v) Liens existing on the date of the Indenture; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (viii) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired; (ix) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling, development, or operation thereof; (x) Liens in pipeline or pipeline facilities that arise under operation of law; (xi) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business; (xii) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases; (xiii) Liens securing the notes; and (xiv) Liens not otherwise permitted by clauses (i) through (xiii) that are incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.
      “Permitted Refinancing Debt” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Indebtedness incurred under a Credit Facility) of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable taken as a whole to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
      “Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.
      “Restricted Investment” means an Investment other than a Permitted Investment.
      “Restricted Subsidiary” means any direct or indirect Subsidiary of the Company that is not an Unrestricted Subsidiary.

      “Senior Debt” means (i) Indebtedness of the Company or any Subsidiary of the Company under or in respect of any Credit Facility, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts, and (ii) any other Indebtedness permitted under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes. Notwithstanding anything to the contrary in the foregoing sentence, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture (other than Indebtedness under (i) any Credit Agreement or (ii) any other Credit Facility that is incurred on the basis of a representation by the Company to the applicable lenders that it is permitted to incur such Indebtedness under the Indenture).
      “Significant Subsidiary” any Subsidiary of the Company that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.
      “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock, entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).
      “Subsidiary Guarantors” means each Restricted Subsidiary of the Company existing on the date of the Indenture (such Subsidiaries being Range Energy I, Inc., Range HoldCo, Inc., Range Production Company, Range Energy Ventures Corporation, Gulfstar Energy, Inc., Range Energy Finance Corporation, RB Operating Company and PMOG Holdings, Inc.), any other future Restricted Subsidiary of the Company that executes a Guarantee in accordance with the provisions of the Indenture and, in each case, their respective successors and assigns, provided that, in no event shall any future acquired foreign Subsidiary be a Subsidiary Guarantor under the Indenture.
      “Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.
      “Unrestricted Subsidiary” means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (b) all the Indebtedness of such Subsidiary shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt; (c) the Company certifies that such designation complies with the “Limitation on restricted payments” covenant; (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; (e) such Subsidiary does not, directly or indirectly, own any Indebtedness of or Equity Interest in, and has no investments in, the Company or any Restricted Subsidiary; (f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (g) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the

Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be Restricted Subsidiary; provided, that (i) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to the first paragraph of the “Incurrence of indebtedness and issuance of disqualified stock” covenant on a pro forma basis taking into account such designation and (ii) such Subsidiary executes a Guarantee pursuant to the terms of the Indenture.
      “Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.
      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.
      “Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned, directly or indirectly, by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Form, Denomination and Registration of the Notes
      The new notes will be issued in registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof, in the form of both global notes and certificated notes, as further provided below.
      The trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or repurchased, (ii) to register the transfer of or exchange any note so selected for redemption or repurchase in whole or in part, except, in the case of a partial redemption or repurchase, that portion of any note not being redeemed or repurchased, or (iii) if a redemption or a repurchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or repurchase. See “— Global Notes” and “— Certificated Notes” for a description of additional transfer restrictions applicable to the notes.
      No service charge will be imposed in connection with any transfer or exchange of any note, but the Company may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global Notes
      Global notes representing the new notes will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global note for all purposes under the Indenture and the notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants.
      The Company will apply to DTC for acceptance of the global notes in its book-entry settlement system. Investors may hold their beneficial interests in the global notes directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC.
      Payments of principal and interest under each global note will be made to DTC’s nominee as the registered owner of such global note. The Company expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. The Company also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of the Company, the Trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

Certificated Notes
      If DTC notifies the Company that it is unwilling or unable to continue as depositary for a global note and a successor depositary is not appointed by the Company within 90 days of such notice, or an Event of Default has occurred and the trustee has received a request from DTC, the trustee will exchange each beneficial interest in that global note for one or more certificated notes registered in the name of the owner of such beneficial interest, as identified by DTC. Neither the Company nor the trustee will be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the related notes and each of those person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

Same Day Settlement and Payment
      The Indenture requires that payments in respect of the notes represented by the global notes be made by wire transfer of immediately available funds to the accounts specified by holders of the global notes. With respect to notes in certificated form, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder’s registered address.
      The new notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
      The following discussion is a summary of the material federal income tax considerations relevant to the exchange of new notes for old notes but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and administrative interpretations, as of the date hereof, all of which are subject to change, possibly with retroactive effect or are subject to different interpretations. This discussion does not address the tax considerations arising under the laws of any foreign, state, local, or other jurisdiction.
      We believe that the exchange of new notes for old notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the old notes immediately before the exchange.

PLAN OF DISTRIBUTION
      Based on interpretations by the staff of the Securities and Exchange Commission in no action letters issued to third parties, we believe that you may transfer new notes issued in the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of your business; and

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes.
      Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We and the subsidiary guarantors have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 180 days after the date of such expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.
      If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer — Purpose and Effect of the Exchange Offer” and “— Procedures for Tendering — Your representations to us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of the new notes.
      We will not receive any proceeds from any resale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commission or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      For a period of 180 days after the expiration date of the exchange offer, we and the subsidiary guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commission or concession of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

SECURITY OWNERSHIP
      The following table reflects the beneficial ownership of the Company’s common stock based upon the 81,448,623 common shares outstanding as of February 28, 2005 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the common stock, (ii) each director and each of the five Named Executive Officers (as defined under “Executive Compensation — Summary Compensation Table”) and (iii) all directors and executive officers as a group. The business address of each individual listed below is: c/o Range Resources Corporation, 777 Main Street, Suite 800, Fort Worth, Texas 76102. Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder.

	Common Stock

	Number of Shares		Percent
Name of Beneficial Owner	Beneficially Owned		of Class

Robert E. Aikman	176,416	(1)	*
Charles L. Blackburn	42,927	(2)	*
Anthony V. Dub	200,000	(3)	*
V. Richard Eales	104,000	(4)	*
Allen Finkelson	157,812	(5)	*
Jonathan S. Linker	59,000	(6)	*
John H. Pinkerton	981,659	(7)	1.2%
Jeffrey L. Ventura	105,427	(8)	*
Roger S. Manny	52,494	(9)	*
Chad L. Stephens	267,923	(10)	*
Rodney L. Waller	413,792	(11)	*
All directors and executive officers as a group (13 individuals)	2,784,489	(12)	3.4%
FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109	7,426,250	(13)	9.1%
Wells Fargo & Company
420 Montgomery Street
San Francisco, California 94104	7,169,575	(14)	8.8%

*	Less than one percent.

(1)	Includes 46,000 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days, 14,500 shares owned by Mr. Aikman’s family trust, and 14,366 shares owned by Mr. Aikman’s spouse to which Mr. Aikman disclaims beneficial ownership.

(2)	Include 24,000 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 18,927 shares held in the Company’s deferred compensation plan.

(3)	Includes 46,000 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 4,000 shares held in the Company’s deferred compensation plan.

(4)	Includes 38,000 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 3,500 shares held in the Company’s deferred compensation plan.

(5)	Includes 46,000 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 46,812 shares held in the Company’s deferred compensation plan.

(6)	Includes 24,000 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 10,000 shares held in the Company’s deferred compensation plan.

(7)	Includes 482,750 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days, 121,199 shares held in an IRA account, 272,133 shares held in the Company’s deferred compensation and 401(k) plans, 4,772 shares owned by Mr. Pinkerton’s minor children and 3,499 shares owned by Mr. Pinkerton’s spouse, to which Mr. Pinkerton disclaims beneficial ownership.

(8)	Includes 58,200 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 47,227 shares held in the Company’s deferred compensation and 401(k) plans of which 20,000 shares are subject to vesting requirements until July 2006.

(9)	Includes 34,200 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 18,294 shares held in the Company’s deferred compensation and 401(k) plans of which 10,000 shares are subject to vesting requirements until October 2006.

(10)	Includes 115,940 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 80,376 shares held in the Company’s deferred compensation and 401(k) plans, 18,000 shares owned by a family trust, 3,879 shares owned by Mr. Stephens’ minor children and 15,000 shares owned by Mr. Stephens’ spouse, to which Mr. Stephens disclaims beneficial ownership.

(11)	Includes 208,031 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 42,500 shares in an IRA account and 136,978 shares held in the Company’s deferred compensation and 401(k) plans.

(12)	Includes 1,219,091 shares that may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 716,944 shares held in the Company’s deferred compensation and 401(k) plans.

(13)	Based on Schedule 13G/ A filed with the Securities and Exchange Commission on January 10, 2005. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,419,450 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 1,006,800 shares as a result of its serving as investment manager of certain institutional accounts. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 7,426,250 shares owned by the Funds and the institutional accounts. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. Accordingly, through their ownership of voting common stock and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(14)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 22, 2005. Wells Fargo & Company, a Parent Holding Company in accordance with 240.13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934, reported on behalf of Wells Capital Management Incorporated (6,844,926 shares) and Wells Fargo Funds Management, LLC (5,490,687 shares), both Registered Investment Advisors in accordance with Regulation 13d-1(b)(1)(ii)(E), an aggregate beneficial ownership of 7,169,575 shares. Wells Fargo & Company reported sole voting power of 7,150,236 shares and sole dispositive power of 6,844,926 shares. Wells Capital Management Incorporated reported sole voting power of 1,659,543 shares and sole dispositive power of 6,844,926 shares. Wells Fargo Funds Management, LLC reported sole voting power of 5,490,687 shares and sole dispositive power of zero shares.

EXECUTIVE COMPENSATION
      The following table summarizes the total compensation awarded to, earned or paid by the Company to the Chief Executive Officer of the Company and the four most highly compensated executive officers who were serving as executive officers at the end of the Company’s last completed fiscal year for services rendered in all capacities during the years ended December 31, 2004, 2003 and 2002. In this Registration Statement, these individuals are referred to as “Named Executive Officers.”
Summary Compensation Table

					Long-Term Compensation

		Annual Compensation			Restricted		Securities	All Other
					Stock		Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Awards ($)		Options (#)	($)(a)

John H. Pinkerton	2004	$386,827	$450,000	(d)	$106,220	(e)	180,000	$56,092
President & CEO	2003	358,462	400,000	(f)	106,200	(g)	175,000	54,286
	2002	363,462	271,000	(h)	—		175,000	135,860
Jeffrey L. Ventura(b)	2004	239,231	240,000	(d)	71,190	(e)	94,000	42,899
Executive Vice President —	2003	108,462	120,000	(f)	200,800	(g)(i)	100,000	19,080
COO
Roger S. Manny(c)	2004	184,231	150,000	(d)	36,160	(e)	54,000	34,969
Senior Vice President &	2003	43,615	30,000	(f)	70,000	(j)	60,000	4,362
CFO
Rodney L. Waller	2004	182,554	150,000	(d)	36,160	(e)	52,200	34,259
Senior Vice President	2003	176,664	125,000	(f)	35,400	(g)	50,700	44,299
	2002	174,808	88,000	(h)	—		50,700	49,200
Chad L. Stephens	2004	174,308	140,000	(d)	36,160	(e)	51,100	32,816
Senior Vice President —	2003	169,731	100,000	(f)	35,400	(g)	49,600	40,184
Corporate Development	2002	164,962	60,000	(h)	—		49,600	38,467

(a)	Represents the Company’s contribution to the 401(k) and deferred compensation plans in the form of common stock valued at 100% of the stock’s fair market value at the time of the transactions along with the value, if any, attributable to participation in the stock purchase plan.

(b)	Mr. Ventura joined the Company in July 2003.

(c)	Mr. Manny joined the Company in October 2003.

(d)	Officer bonuses for 2004 were paid 75% in cash and 25% placed in each officer’s deferred compensation account either in restricted common stock or cash at each officer’s election. The 25% deferred portion of the bonus will vest January 2, 2006. If elected by the officer, restricted stock was valued at $23.28 per share, 100% of the common stock’s fair market value at the time approved by the Compensation Committee. The following table sets forth the total amount of cash and stock paid to each Named Executive Officer as a bonus for 2004.

	Paid in	Paid in	Number of
	Cash	Stock	Shares

John H. Pinkerton	$337,500	$112,500	4,832
Jeffrey L. Ventura	180,000	60,000	2,577
Roger S. Manny	112,500	37,500	1,610
Rodney L. Waller	131,250	18,750	805
Chad L. Stephens	105,000	35,000	1,503

(e)	The Compensation Committee awarded restricted stock grants to officers on May 19, 2004. Such shares were valued at $11.30 per share, 100% of the fair market value of the common stock. Such restricted shares were placed in each officer’s deferred compensation account subject to vesting over a three-year period at 30% on the first anniversary of the date of grant, 30% on the second anniversary of the date of grant and 40% on the third anniversary of the date of grant. The following restricted stock awards were granted to the Named Executive Officers in 2004 — John H. Pinkerton, 9,400 shares; Jeffrey L. Ventura, 6,300 shares; Roger S. Manny, 3,200 shares; Rodney L. Waller, 3,200 shares and Chad L. Stephens, 3,200 shares.

(f)	Officer bonuses for 2003 were paid 75% in cash and 25% placed in each officer’s deferred compensation account either in restricted common stock or cash at each officer’s election. The 25% deferred portion of the bonus was subject to delayed vesting until January 2, 2005. If elected by the officer, restricted stock was valued at $10.48 per share, 100% of the common stock’s fair market value at the time approved by the Compensation Committee. The following table sets forth the total amount of cash and stock paid to each Named Executive Officer as a bonus for 2003.

	Paid in	Paid in	Number of
	Cash	Stock	Shares

John H. Pinkerton	$300,000	$100,000	9,541
Jeffrey L. Ventura	90,000	30,000	2,862
Roger S. Manny	22,500	7,500	715
Rodney L. Waller	93,750	31,250	2,981
Chad L. Stephens	75,000	25,000	2,385

(g)	The Compensation Committee awarded restricted stock grants to officers on September 24, 2003. Such shares were valued at $7.08 per share, 100% of the fair market value of the common stock. Such restricted shares were placed in each officer’s deferred compensation account subject to vesting over a three-year period at 30% on the first anniversary of the date of grant, 30% on the second anniversary of the date of grant and 40% on the third anniversary of the date of grant. The following restricted stock awards were granted to the Named Executives — John H. Pinkerton, 15,000 shares; Jeffrey L. Ventura, 10,000 shares; Rodney L. Waller, 5,000 shares and Chad L. Stephens, 5,000 shares.

(h)	Officer bonuses for 2002 were paid 75% in cash and 25% in restricted common stock of the Company placed in each officer’s deferred compensation account. The 25% deferred portion of the bonus was subject to delayed vesting until January 2, 2004. The restricted stock was valued at $5.83 per share, 100% of the common stock’s fair market value at the time approved by the Compensation Committee. The following table sets forth the total amount of cash and stock paid to each Named Executive Officer as a bonus for 2002.

	Paid in	Paid in	Number of
	Cash	Stock	Shares

John H. Pinkerton	$203,250	$67,750	11,621
Rodney L. Waller	62,250	20,750	3,559
Chad L. Stephens	45,000	15,000	2,573

(i)	Mr. Ventura was awarded 20,000 restricted common shares upon his employment in July 2003. Such shares were placed in his deferred compensation plan account and vest annually over a three-year period. Such shares were valued at $6.50 per share, 100% of the then fair market value of the common stock.

(j)	Mr. Manny was awarded 10,000 restricted common shares upon his employment in October 2003. Such shares were placed in his deferred compensation plan account and vest annually over a three-year period. Such shares were valued at $7.00 per share, 100% of the then fair market value of the common stock.

      The following table reflects the restricted stock awards granted to the Named Executive Officers for the last two years. No restricted stock awards were made in 2002. Such restricted shares exclude any shares elected by individuals as partial payment of bonuses. The value of the stock as of December 31, 2004, is based upon the closing price as reported by NYSE of $20.46 per share.
Restricted Stock Awards

		Number of				Amount
		Restricted	Average	Value at	Value at	Vested as of
		Shares	Grant	Date of	December 31,	December 31,
		Granted	Price	Grant	2004	2004

John H. Pinkerton	2004	9,400	$11.30	$106,220	$192,324	$—
	2003	15,000	7.08	106,200	306,900	92,070
Jeffrey L. Ventura	2004	6,300	11.30	71,190	128,898	—
	2003	30,000	6.69	200,800	613,800	196,416
Roger S. Manny	2004	3,200	11.30	36,160	65,472	—
	2003	10,000	7.00	70,000	204,600	67,518
Rodney L. Waller	2004	3,200	11.30	36,160	65,472	—
	2003	5,000	7.08	35,400	102,300	30,690
Chad L. Stephens	2004	3,200	11.30	36,160	65,472	—
	2003	5,000	7.08	35,400	102,300	30,690
      Dividends are paid on the restricted stock granted to the Named Executive Officers. Specific vesting information as to each award is contained in the notes to the Summary Compensation Table shown above.
Stock Option Grants and Exercises
      The following table reflects the stock options granted to the Named Executive Officers for the year ended December 31, 2004. The stock options are granted at the market price of the common stock as reported on the NYSE on the date of grant with a term of five years and vest 30% on the first anniversary of the date of grant, 60% on the second anniversary of the date of grant and fully vest on the third anniversary of the date of grant. No stock appreciation rights have been granted.
Stock Options Granted in 2004

	Individual Grants
					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates
	Securities	Total Options			of Stock Price Appreciation
	Underlying	Granted to			for Option Term(a)
	Options	Employees in	Exercise	Expiration
Name	Granted (#)	Fiscal Year	Price	Date	5%	10%

John H. Pinkerton	180,000	10.7%	$10.48	2/11/09	$521,178	$1,151,666
Jeffrey L. Ventura	94,000	5.6%	10.48	2/11/09	272,171	601,426
Roger S. Manny	54,000	3.2%	10.48	2/11/09	156,353	345,500
Rodney L. Waller	52,200	3.1%	10.48	2/11/09	151,141	333,983
Chad L. Stephens	51,100	3.0%	10.48	2/11/09	147,957	326,945

(a)	The Securities and Exchange Commission prescribes the annual rates of stock price appreciation used in showing the potential realizable value of stock option grants. Actual realized value of the options may be significantly greater or less than that assumed.
      The following table reflects the stock options exercised during 2004 and the stock options held by the Named Executive Officers as of December 31, 2004. The value of “in-the-money” options represents the spread between the exercise price of the stock options and the common stock price of $20.46 as of December 31, 2004 as reported on the NYSE.
Option Exercises in 2004 and Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options		In-the-Money Options
	Shares		at Year-End 2004		at Year-End 2004
	Acquired on	Value	(Exercisable (E)/		(Exercisable (E)/
Name	Exercise (#)	Realized ($)	Unexercisable (U))(#)		Unexercisable (U))($)

John H. Pinkerton	—	$—	317,500	(E)	$5,129,137	(E)
			405,000	(U)	$5,131,550	(U)
Jeffrey L. Ventura	—	$—	30,000	(E)	$418,800	(E)
			164,000	(U)	$1,915,320	(U)
Roger S. Manny	—	$—	18,000	(E)	$242,280	(E)
			96,000	(U)	$1,104,240	(U)
Rodney L. Waller	—	$—	154,630	(E)	$2,400,115	(E)
			118,970	(U)	$1,518,136	(U)
Chad L. Stephens	30,000	$430,551	63,640	(E)	$939,632	(E)
			116,660	(U)	$1,489,306	(U)
DIRECTOR COMPENSATION
      Upon Charles L. Blackburn’s election in April 2003 as the non-executive Chairman of the Board, the Board approved a retainer of $100,000 per annum. Such retainer is paid quarterly, half in cash and half in restricted common stock of the Company issued at the then market value and placed in a deferred compensation account for Mr. Blackburn. No increase in Mr. Blackburn’s retainer was made in 2004.
      In September 2003, upon the recommendation of the Compensation Committee following its review of market data and other considerations, the Board approved an increase in director compensation. The Board maintained the annual grant of 8,000 stock options and retainer of $25,000 per annum for non-employee directors but initiated a meeting fee of $1,000 for each Board or Committee meeting that a director attends, including telephonic meetings.
      The meeting fees were initiated to recognize the increased time and number of meetings required for Board service with increased responsibilities under each committee’s charters, especially the Audit and Compensation Committees. The Board also approved the recommendation of the Compensation Committee to grant each director annually restricted shares of the Company’s common stock in lieu of participation in the Company’s stock purchase plan. In May 2004, upon the recommendation of the Compensation Committee, the Board approved the grant of 4,000 shares of restricted common stock to each director.

      The following table provides information on our compensation and reimbursement practices during 2004 for non-employee directors, as well as the range of compensation paid to non-employee directors who served during 2004. Mr. Pinkerton did not receive any separate compensation for his Board participation.
Non-Employee Director
Compensation For 2004

	Rate Per	Total Fees
	Director	Paid

Non-Executive Chairman annual retainer	$100,000	$100,000
Non-employee directors’ annual retainer each	$25,000	$125,000
Board or Committee fee for each meeting	$1,000	$119,000
Annual stock options each(a)	8,000	48,000
Annual restricted common shares each(b)	4,000	24,000

(a)	Granted upon election as a director and automatically each year upon reelection at the annual meeting. 48,000 stock options were granted in 2004 at an exercise price of $11.30 which was equal to the fair market value of the common stock on the date of grant. Such options are fully vested upon grant and have a term of five years.

(b)	Granted on May 19, 2004 for the 2004-2005 fiscal term of directors at $11.30 per share, the fair market value of such shares on the date of grant.
      The range of total cash compensation earned by continuing non-employee directors for 2004 was $44,000 to $118,000. Directors are reimbursed for expenses attendant to Board membership and travel.
EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
      There are no employment agreements currently in effect between the Company and any Named Executive Officer. The Company has agreed to pay the Named Executive Officers the following salaries effective February 28, 2005: John H. Pinkerton — $430,000; Jeffrey L. Ventura — $300,000; Roger S. Manny — $225,000; Rodney L. Waller — $210,000 and Chad L. Stephens — $190,000.
      Effective March, 2005, the Board adopted the Range Resources Corporation Executive Change in Control Severance Benefit Plan (the “Management Plan”) pursuant to which officers and certain key employees (the “Management Group”) may be entitled to receive certain payments and benefits if there is a change in control and a member of the Management Group is terminated other than for cause or resigns for good reason. All other employees (the “Employee Group”) may be entitled to receive more limited payments under the Range Resources Corporation Regular Employee Severance Benefit Plan (the “Employee Plan”) upon an involuntary termination of employment by the Company for other than cause. Upon a change in control, all nonvested equity-based compensation awards automatically vest under both plans. If any person in the Management Group is (i) terminated within one year of a change in control other than for cause or (ii) terminates employment within one year of a change in control for good reason, generally defined to mean a material diminution of the position or responsibility of the employee, or reduction in the employee’s compensation or benefits, or a substantial change in the location of the principal place of the employee’s employment, the employee will receive a lump sum payment (the “Management Payment”) equal to (i) the employee’s “Benefit Multiple” multiplied by (ii) the sum of (a) the average of the bonuses paid or awarded to the employee for the three prior fiscal years plus (b) the employee’s base salary. The Benefit Multiple for the Named Executive Officers is: Mr. Pinkerton — three; Mr. Ventura — three; Mr. Manny — two and one-half; Mr. Waller — two; and Mr. Stephens — two.
      The Benefit Multiple for all other members of the Management Group is two for officers and one for key employees specifically named in the Plan. In addition, upon such a termination, persons in the Management Group will receive, for a period of years equal to their Benefit Multiple, continued participation in any medical, dental, life and disability insurance and any other insurance arrangement for the continued benefit of the employee (and, if applicable, the employee’s spouse and minor children) in which such persons were participating immediately prior to the earlier of the termination of employment or the date of the event constituting good reason. If any person in the Employee Group is terminated by the Company, other than for cause, within twelve months after a change in control, the employee will receive a lump sum payment (the “Employee Payment”) equal to (i) six months of their total annual base salary, plus (ii) one-half of the average of their past two annual bonuses. The amount of the Employee Payment is reduced if an employee has been with the Company for less than three years. An employee would receive one-third of the payment if he was employed by the Company for less than two years, and two-thirds of the payment if he was employed by the Company for between two and three years.
COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION
      The Compensation Committee of the Board of Directors, during the last fiscal year ended December 31, 2004, consisted of Robert E. Aikman, Mr. Blackburn and Allen Finkelson. During the last fiscal year, there were no compensation committee interlocks or insider participation.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of the Company’s stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. Copies of such reports are required to be furnished to the Company.
      Based solely on a review of such forms furnished to the Company and certain written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis during 2004.
LEGAL MATTERS
      The validity of the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins LLP, Dallas, Texas.
EXPERTS
      The consolidated financial statements of Range Resources Corporation appearing in Range Resources Corporation’s Annual Report (Form 10-K) as of December 31, 2004, and 2003, and for each of the years in the two year period ended December 31, 2004, and Range Resources Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein (which did not include an evaluation of the internal control over financial reporting of PMOG Holdings, Inc.), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of PMOG Holdings, Inc. from the scope of management’s assessment and such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
      The consolidated financial statements of Great Lakes Energy Partners, L.L.C. at December 31, 2003 and 2002, and for each of the two years in the period ended December 31, 2003, incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated statements of operations, stockholders’ equity, comprehensive income (loss) and cash flows of Range Resources Corporation for the year ended December 31, 2002, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report thereon included in the Company’s Annual Report on Form 10-K filed on March 2, 2005 and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
      The consolidated balance sheet of PMOG Holdings, Inc. and subsidiaries as of December 31, 2003 and the related consolidated statements of operations, shareholders’ equity and comprehensive income and cash flows for the period from January 1, 2003 to August 12, 2003 (predecessor period), and from August 13, 2003 to December 31, 2003 (successor period) appearing in Range Resources Corporation’s current report on Form 8-K/ A filed on January 27, 2005 were audited by KPMG LLP, an independent registered public accounting firm, as set forth on their report thereon included therein and incorporated herein by reference. The report of KPMG LLP contains an explanatory paragraph as to a business combination on August 13, 2003 and as to the adoption of Statement of Financial Accounting Standard No. 143. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
RESERVE ENGINEERS
      Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves owned by us, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by DeGolyer and MacNaughton, Wright & Company, Inc. and H.J. Gruy and Associates, Inc. The reserve information is incorporated by reference herein in reliance upon the authority of said firms as experts with respect to such reports.
WHERE YOU CAN FIND MORE INFORMATION
      We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, with respect to the new notes offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the new notes offered hereby, reference is made to the registration statement, including the exhibits and schedules filed therewith. Statements contained in this prospectus concerning the provisions of any contract, agreement or other document referred to herein or therein are not necessarily complete, but contain a summary of the material terms of such contracts, agreements or other documents. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for the complete contents of the exhibit, and each statement concerning its provisions is qualified in its entirety by such reference. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The registration statement and our other filings with the Securities and Exchange Commission may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials may also be obtained by mail at prescribed rates from the Public Reference Room of the Securities and Exchange Commission at that address. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such materials may also be obtained from the web site that the Securities and Exchange Commission maintains at www.sec.gov.
      We maintain an internet web site at www.rangeresources.com. The information on this site does not form a part of this prospectus. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol “RRC.”
      Pursuant to the Indenture under which the new notes will be issued, we have agreed that, whether or not we are required to do so by the rules and regulations of the Securities and Exchange Commission, for so long as any of the new notes remain outstanding, we will furnish to the holders of the new notes copies of the annual reports and any other information, documents and other reports which we would be required to file with the Securities and Exchange Commission if we were subject to Section 13 or 15(d) of the Securities Exchange Act of 1934. In addition, whether or not required by the rules and regulations of the Securities and Exchange Commission, we will also agree to file a copy of all such information and reports with the Securities and Exchange Commission for public availability (unless the Securities and Exchange Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Any request of this nature should be directed to our Corporate Secretary, 777 Main Street, Suite 800, Ft. Worth, Texas 76102 (telephone 817.870.2601).
INCORPORATION BY REFERENCE
      In this prospectus, we have incorporated by reference certain information we have filed, or will file, with the Securities and Exchange Commission. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
      We incorporate by reference the documents listed below and any further filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we terminate this exchange offer:

•	Annual report on Form 10-K for the year ended December 31, 2004;

•	Current Reports on Form 8-K filed January 3, 2005, January 12, 2005, January 21, 2005, January 27, 2005, February 22, 2005, March 2, 2005, March 2, 2005, March 4, 2005, March 8, 2005, March 15, 2005 and March 22, 2005; and

•	Current Reports on Form 8-K/ A filed on August 17, 2004 and January 27, 2005.
      All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to the effectiveness of the registration statement and subsequent to the date of this prospectus and prior to the termination of this exchange offer, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing such documents.
      We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents unless the exhibits are specifically incorporated by reference in the documents). Requests should be directed to Range Resources Corporation, Attention: Rodney L. Waller, Senior Vice President, 777 Main Street, Suite 800, Fort Worth, Texas 76102 (telephone number 817.870.2601).

Range Resources Corporation
Offer to Exchange up to
$150,000,000 6 3/8% Senior Subordinated Notes due 2015
issued by Range Resources Corporation on March 9, 2005
For
$150,000,000 6 3/8% Senior Subordinated Notes due 2015
the offer and exchange of which have been registered under the Securities Act of 1933
                    , 2005

ANNEX A
LETTER OF TRANSMITTAL
TO TENDER
OUTSTANDING 6 3/8% SENIOR SUBORDINATED NOTES DUE 2015
(ISSUED BY RANGE RESOURCES CORPORATION ON MARCH 9, 2005)
PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED                     , 2005
      THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2005 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.
The Exchange Agent for the Exchange Offer is:
J.P. Morgan Trust Company, National Association
600 Travis Street, Suite 1150
Houston, Texas 77002
Attention: Mary Jane Henson
      IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 6 3/8% SENIOR SUBORDINATED NOTES DUE 2015 WHICH WERE ISSUED BY THE COMPANY ON MARCH 9, 2005 (THE “OLD NOTES”) FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF NEW 6 3/8% SENIOR SUBORDINATED NOTES DUE 2015 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OLD NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE BY CAUSING AN AGENT’S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

      The undersigned hereby acknowledges receipt and review of the Prospectus, dated                     2005 (the “Prospectus”), of Range Resources Corporation, a Delaware corporation (the “Company”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Company’s offer to exchange (the “Exchange Offer”) its 6 3/8% Senior Subordinated Notes due 2015 (the “New Notes”) the offer and sale of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding 6 3/8% Senior Subordinated Notes due 2015 which were issued on March 9, 2005 (the “Old Notes”). Capitalized terms used but not defined herein have the respective meaning given to them in this Prospectus.
      The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Company shall notify the Exchange Agent and each registered holder of the Old Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.
      This Letter of Transmittal is to be used by holders of the Old Notes. Tender of Old Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of the Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the exchange agent for its acceptance. For you to validly tender your Old notes in the Exchange Offer, the Exchange Agent must receive prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Old Notes; and

•	You agree to be bound by the terms of this Letter of Transmittal

      BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
Ladies and Gentlemen:

1. By tendering Old Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2. By tendering Old Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Old Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Old Notes.

3. The tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Company as to the terms and conditions set forth in the Prospectus.

4. The Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Old Notes exchanged for such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the “Securities Act”) and any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act (without compliance with the registration and prospectus delivery provisions of the Securities Act), provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such New Notes.

5. By tendering Old Notes in the Exchange Offer, you represent and warrant that:

a. the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

b. neither you nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

c. neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

d. neither the holder nor any such other person is an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company or, if you are an “affiliate,” and that you will comply with the registration and prospectus delivery requirement of the Securities Act to the extent applicable.

6. You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your Old Notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of March 9, 2005 (the “Registration Rights Agreement”), by and among the Company and the Initial Purchasers (as defined therein). Such election may be made only by notifying the Company in writing at 777 Main Street, Suite 800, Forth Worth, Texas 76102, Attention: Rodney L. Waller, Senior Vice President. By making such election, you agree, as a holder of Old Notes participating in a shelf registration, to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who signs such shelf registration statement, each person who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each other holder of Old Notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

7. If you are a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Old Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. If you are a broker-dealer and Old Notes held for your own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer.

8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry confirmations.
      Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Old Notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time, on the Expiration Date.

2.	Partial Tenders.
      Tenders of Old Notes will be accepted only in integral multiples of $1,000. The entire principal amount of Old Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise communicated to the exchange agent. If the entire principal amount of all Old Notes is not tendered, then Old Notes for the principal amount of Old Notes not tendered and notes issued in exchange for any Old Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Old Notes are accepted for exchange.

3.	Validity of Tenders.
      All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person shall be under any duty to give such notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders via the facilities of DTC, as soon as practicable following the Expiration Date.

4.	Waiver of Conditions.
      The Company reserves the absolute right to waive, in whole or part, up to the expiration of the exchange offer any of the conditions of the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender.
      No alternative, conditional, irregular or contingent tender of Old Notes will be accepted.

6.	Request for Assistance or Additional Copies.
      Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.	Withdrawal.
      Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer — Withdrawal of Tenders.”

8.	No Guarantee of Late Delivery.
      There is no procedure for guarantee of late delivery in the Exchange Offer.
      IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers
      Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
      The Amended and Restated By-Laws of Range Resources Corporation (the “Company”) provide that the Company will indemnify and hold harmless to the fullest extent authorized by the DGCL each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such indemnification continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of his or her heirs, executors and administrators.
      The Company’s Restated Certificate of Incorporation, as amended, provides for the indemnification for any former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee where such person has been successful on the merits or otherwise in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, or in defense of any claim, issue or matter therein, by reason of such person being or having been such director, officer or employee. If such person is not successful on the merits or otherwise, and such person had no reasonable cause to believe the conduct was unlawful, then a majority of the members of the Company’s board of directors (sitting as a committee of the board of directors), who were not parties to such inquiry, investigation, action, suit or proceeding or one or more disinterested counsel to whom the board of directors may refer the matter, may determine that the applicable standard of conduct was met and indemnify the person. However, if the proceeding is by or in the right of the Company, no indemnification will be provided to any person adjudged by any court to be liable for negligence or misconduct except to the extent determined by such court. In addition, as permitted by the DGCL, the Restated Certificate of Incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.
      The Company has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 21.	Exhibits and Financial Statement Schedules
      (a) Exhibits

Exhibit No.		Description

2.1		Purchase and Sale Agreement dated June 1, 2004 between Range and FirstEnergy Corporation (incorporated by reference to Exhibit 2.1 to our Form 8-K/A (File No. 001-12209) as filed with the SEC on July 15, 2004).

2.2		Stock Purchase Agreement dated November 22, 2004 between Range and First Reserve Fund IX, L.P., Donald E. Vandenberg, Richard M. Brillhart, Jeremy H. Grantham, Charles Ian Landon (incorporated by reference to Exhibit 2.1 to our Form 8-K/A (File No. 001-12209) as filed with the SEC on January 27, 2005).

2.3		Purchase and Sale Agreement dated December 13, 2003, by and between Wagner & Brown, Ltd, Canyon Energy Partners, Ltd, and Intercon Gas, Inc., as sellers and Range Production I, L.P. as purchaser (incorporated by reference to Exhibit 2.1 to our Form 8-K (File No. 001-12209) as filed with the Securities and Exchange Commission (the “SEC”) on January 5, 2004).

3.1		Restated Certificate of Incorporation of Range Resources Corporation (incorporated by reference to Exhibit 3.1.1 to our Form 10-Q (File No. 001-12209) as filed with the SEC on May 5, 2004).

3.2		Amended and Restated By-laws of the Company dated December 5, 2003 (incorporated by reference to Exhibit 3.2 to our Form 10K (File No. 001-12209) as filed with the SEC on March 3, 2004).

4.1		Form of 7 3/8% Senior Subordinated Notes due 2013 (contained as an exhibit to Exhibit 4.2 hereto).

4.2		Indenture dated July 21, 2003 by and among Range, as issuer, the Subsidiary Guarantors (as defined therein), as guarantors, and J.P. Morgan Trust Company, National Association (successor by merger to Bank One, N.A. (Illinois)), as trustee (incorporated by reference to Exhibit 4.4.2 to our Form 10-Q (File No. 001-12209) as filed with the SEC on August 6, 2003).

4.3		Form of 6 3/8% Senior Subordinated Notes due 2015 (contained as an exhibit to Exhibit 4.4 hereto).

4.4		Indenture dated March 9, 2005 by and among Range, as issuer, the Subsidiary Guarantors (as defined therein), as guarantors, and J.P. Morgan Trust Company, National Association (successor by merger to Bank One, N.A. (Illinois), a national association), as trustee (incorporated by reference to Exhibit 4.1 to our Form 8-K (File No. 001-12209) as filed with the SEC on March 15, 2005).

5	.1*	Opinion of Vinson & Elkins LLP.

10.1		Form of Directors and Officers Indemnification Agreement (incorporated by reference to Exhibit 10.1 (11) to Lomak’s Post-Effective Amendment No. 2 on Form S-4 to Form S-1 (File No. 333-47544) as filed with the SEC on January 18, 1994).

10.2		Application Service Provider and Outsourcing Agreement dated June 1, 2000 by and between Applied Terravision Systems, Inc. and Range (incorporated by reference to Exhibit 10.4 to our Form 10-Q (File No. 001-12209) as filed with the SEC on August 8, 2000).

Exhibit No.	Description

10.3	Addendum to the certain Application Service Provider and Outstanding Agreement dated June 1, 2000 by and between Applied Terravision Systems, Inc. predecessor to CGI Information Systems & Management Systems, Inc. and Range (incorporated by reference to Exhibit 10.1 to our Form 10-Q (File No. 001-12209) as filed with the SEC on August 6, 2003).

10.4	Consulting Agreement dated May 21, 2003 by and between Range and Thomas J. Edelman (incorporated by reference to Exhibit 10.2 to our Form 10-Q (File No. 001-12209) as filed with the SEC on August 6, 2003).

10.5	Second Amended and Restated Credit Agreement as of June 23, 2004 among Range and Great Lakes Energy Partners L.L.C. (as borrowers) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois)), and the institutions named (therein) as lenders, JPMorgan Chase Bank, N.A. (formerly Bank One, N.A.), as Administrative Agent and Banc One Capital Market, Inc. as Sale Lead Arranger and Bookrunner (incorporated by reference to Exhibit 10.1 to our Form 10-Q (File No. 001-12209) as filed with the SEC on July 29, 2004).

10.6	First Amendment to the Second Amended and Restated Credit Agreement dated December 6, 2004 among Range and Great Lakes Energy Partners L.L.C.(as borrowers) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois)) and the institutions named (therein) as lenders, J.P.Morgan Chase as Administrative Agent (incorporated by reference to Exhibit 10.1 to our Form 8-K (File No. 001-12209) as filed with SEC on December 10, 2004).

10.7	Second Amendment to the Second Amended and Restated Credit Agreement dated March 2, 2005 among Range and Great Lakes Energy Partners L.L.C. (as borrowers) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois), a national association) and the institutions named therein as lenders, JPMorgan Chase Bank, N.A. (formerly Bank One, N.A.), as administrative agent (incorporated by reference to Exhibit 10.1 to our Form 8-K (File No. 001-12209) as filed with the SEC on March 8, 2005).

10.8	Range Resources Corporation Deferred Compensation Plan for Directors and Select Employees effective December 28, 2004 (incorporated by reference to Exhibit 10.2 to our Form 8-K (File No. 001-12209) as filed with the SEC on January 3, 2005).

10.9	Lomak 1989 Stock Option Plan dated March 13, 1989 (incorporated by reference to Exhibit 10.1(d) to Lomak’s Form S-1 (File No. 33-31558) as filed with the SEC on October 13, 1989).

10.10	Amendment to the Lomak 1989 Stock Option Plan, as amended (incorporate by reference to Exhibit 4.1 to Lomak’s Form S-8 (File No. 333-10719) as filed with the SEC on August 23, 1996).

10.11	Amendment to the Lomak 1989 Stock Option Plan, as amended (incorporated by reference to Exhibit 4.2 to Lomak’s Form S-8 (File No. 333-44821) as filed with the SEC on January 23, 1998).

10.12	Lomak 1994 Outside Directors Stock Option Plan (incorporated by reference to Exhibit 4.2 to Lomak’s Form S-8 (File No. 333-10719) as filed with the SEC on August 23, 1996).

10.13	First Amendment to the Lomak 1994 Outside Directors Stock Option Plan dated June 8, 1995 (incorporated by reference to Exhibit 4.6 to our Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000).

10.14	Second Amendment to the Lomak 1994 Outside Directors Stock Option Plan dated August 21, 1996 (incorporated by reference to Exhibit 4.7 to our Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000).

10.15	Third Amendment to the Lomak 1994 Outside Directors Stock Option Plan dated June 1, 1999 (incorporated by reference to Exhibit 4.8 to our Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000).

10.16	Fourth Amendment to the Company’s 1994 Outside Directors Stock Plan dated May 24, 2000 (incorporated by reference to Exhibit 4.9 to our Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000).

10.17	2004 Non-Employee Director Stock Option Plan dated May 19, 2004 (incorporated by reference to Exhibit 4.2 to our Form S-8 (File No. 333-116320) as filed with the SEC on June 9, 2004).

Exhibit No.		Description

10.18		Lomak 1997 Stock Purchase Plan, as amended, dated June 19, 1997 (incorporated by reference to Exhibit 10.1(1) to Lomak’s Form 10-K (File No. 001-12209) as filed with the SEC on March 20, 1998).

10.19		First Amendment to the Lomak 1997 Stock Purchase Plan dated May 26, 1999 (incorporated by reference to Exhibit 4.2 to our Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000).

10.20		Second Amendment to the Lomak 1997 Stock Purchase Plan dated September 28,1999 (incorporated by reference to Exhibit 4.3 to our Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000).

10.21		Third Amendment to Range’s 1997 Stock Purchase Plan dated May 24, 2000 (incorporated by reference to Exhibit 4.4 to our Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000).

10.22		Fourth Amendment to Range’s 1997 Stock Purchase Plan dated May 24, 2001 (incorporated by reference to Exhibit 4.7 to our Form S-8 (File No. 333-63764) as filed with the SEC on June 25, 2001).

10.23		Amended and Restated 1999 Stock Option Plan (as amended May 21, 2003) (incorporated by reference to Exhibit 4.1 to our Form S-8 (File No. 333-105895) as filed with the SEC on June 6, 2003).

10.24		Fourth Amendment to the Amended and Restated 1999 Stock Option Plan dated May 19, 2004 (incorporated by reference to Exhibit 4.1 to our Form S-8 (File No. 333-116320) as filed with the SEC on June 9, 2004).

10.25		Range Resources Corporation 401(k) Plan (incorporated by reference to Exhibit 10.14 to our Form S-4 (File No. 333-108516) as filed with the SEC on September 4, 2003).

10.26		Range Resources Corporation Amended and Restated Change in Control Plan dated September 15, 1998 (incorporated by reference to Exhibit 10.15 to our Form S-4 (File No. 333-108516, as filed with the SEC on September 4, 2003).

10.27		Form of Agreement for incentive stock awards pursuant to Amended and Restated 1999 Stock Option Plan, as amended.

10.28		Form of Agreement for non-qualified awards pursuant to Amended and Restated 1999 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.3 to our Form 8-K (File No. 001-12209) as filed with the SEC on February 22, 2005).

10.29		Conversion Agreement dated December 27, 2004 (incorporated by reference to Exhibit 10.1 to our Form 8-K (File No. 001-12209) as filed with the SEC on January 3, 2005).

12	.1*	Computation of Ratio to Fixed Charges.

21.1		Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to our Annual Report on Form 10-K (File No. 001-12209) as filed with the SEC on March 2, 2005).

23	.1*	Consent of Independent Public Accountants.

23	.2*	Consent of Independent Public Accountants.

23	.3*	Consent of Independent Public Accountants.

23	.4*	Consent of Independent Public Accountants.

23	.5*	Consent of H.J. Gruy and Associates, Inc., independent consulting engineers.

23	.6*	Consent of DeGoyler and MacNaughton, independent consulting engineers.

23	.7*	Consent of Wright and Company, independent consulting engineers.

23	.8*	Consent of Vinson & Elkins LLP (included in their opinion filed as Exhibit 5.1 hereto).

25	.1*	Form T-1 of J.P. Morgan Trust Company, National Association.

*	Filed herewith
      (b) Financial Statement Schedules

      All financial statements, financial statement schedules and reports of independent accountants are included or incorporated by reference in the Prospectus.

Item 22.	Undertakings
      The undersigned co-registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      The undersigned co-registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the co-registrants pursuant to the foregoing provisions, or otherwise, the co-registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the co-registrants of expenses incurred or paid by a director, officer or controlling person of the co-registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      The undersigned co-registrants hereby undertake to respond to the requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned co-registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 21st day of March, 2005.

Range Resources Corporation

By:	/s/ John H. Pinkerton

John H. Pinkerton
Chief Executive Officer and President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Pinkerton, Rodney L. Waller and Roger S. Manny and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	March 21, 2005

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	March 21, 2005

/s/ Charles L. Blackburn Charles L. Blackburn	Chairman of the Board	March 21, 2005

/s/ Robert E. Aikman Robert E. Aikman	Director	March 21, 2005

/s/ Anthony V. Dub Anthony V. Dub	Director	March 21, 2005

/s/ Jonathan S. Linker Jonathan S. Linker	Director	March 21, 2005

/s/ Allen Finkelson Allen Finkelson	Director	March 21, 2005

/s/ V. Richard Eales V. Richard Eales	Director	March 21, 2005

      Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 21st day of March, 2005.

Range Energy I, Inc.

By:	/s/ John H. Pinkerton

John H. Pinkerton
Chief Executive Officer and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	March 21, 2005

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	March 21, 2005

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	March 21, 2005

      Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 21st day of March, 2005.

Range Holdco, Inc.

By:	/s/ John H. Pinkerton

John H. Pinkerton
Chief Executive Officer and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	March 21, 2005

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	March 21, 2005

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	March 21, 2005

      Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 21st day of March, 2005.

Range Production Company

By:	/s/ John H. Pinkerton

John H. Pinkerton
Chief Executive Officer and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	March 21, 2005

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	March 21, 2005

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	March 21, 2005

      Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 21st day of March, 2005.

Range Energy Ventures Corporation

By:	/s/ John H. Pinkerton

John H. Pinkerton
Chief Executive Officer and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	March 21, 2005

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	March 21, 2005

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	March 21, 2005

      Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 21st day of March, 2005.

Gulfstar Energy, Inc.

By:	/s/ John H. Pinkerton

John H. Pinkerton
Chief Executive Officer and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	March 21, 2005

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	March 21, 2005

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	March 21, 2005

      Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 21st day of March, 2005.

Range Energy Finance Corporation

By:	/s/ John H. Pinkerton

John H. Pinkerton
Chief Executive Officer and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	March 21, 2005

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	March 21, 2005

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	March 21, 2005

      Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 21st day of March, 2005.

RB Operating Company

By:	/s/ John H. Pinkerton

John H. Pinkerton
Chief Executive Officer and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Manager	March 21, 2005

/s/ Roger S. Manny Roger S. Manny	Senior Vice President and Manager	March 21, 2005

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Manager	March 21, 2005

      Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 21st day of March, 2005.

PMOG Holdings, Inc.

By:	/s/ John H. Pinkerton

John H. Pinkerton
Chief Executive Officer and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Manager	March 21, 2005

/s/ Roger S. Manny Roger S. Manny	Senior Vice President and Manager	March 21, 2005

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Manager	March 21, 2005

INDEX TO EXHIBITS

Exhibit No.		Description

2.1		Purchase and Sale Agreement dated June 1, 2004 between Range and FirstEnergy Corporation (incorporated by reference to Exhibit 2.1 to our Form 8-K/A (File No. 001-12209) as filed with the SEC on July 15, 2004).

2.2		Stock Purchase Agreement dated November 22, 2004 between Range and First Reserve Fund IX, L.P., Donald E. Vandenberg, Richard M. Brillhart, Jeremy H. Grantham, Charles Ian Landon (incorporated by reference to Exhibit 2.1 to our Form 8-K/A (File No. 001-12209) as filed with the SEC on January 27, 2005).

2.3		Purchase and Sale Agreement dated December 13, 2003, by and between Wagner & Brown, Ltd, Canyon Energy Partners, Ltd, and Intercon Gas, Inc., as sellers and Range Production I, L.P. as purchaser (incorporated by reference to Exhibit 2.1 to our Form 8-K (File No. 001-12209) as filed with the Securities and Exchange Commission (the “SEC”) on January 5, 2004).

3.1		Restated Certificate of Incorporation of Range Resources Corporation (incorporated by reference to Exhibit 3.1.1 to our Form 10-Q (File No. 001-12209) as filed with the SEC on May 5, 2004).

3.2		Amended and Restated By-laws of the Company dated December 5, 2003 (incorporated by reference to Exhibit 3.2 to our Form 10K (File No. 001-12209) as filed with the SEC on March 3, 2004).

4.1		Form of 7 3/8% Senior Subordinated Notes due 2013 (contained as an exhibit to Exhibit 4.2 hereto).

4.2		Indenture dated July 21, 2003 by and among Range, as issuer, the Subsidiary Guarantors (as defined therein), as guarantors, and J.P. Morgan Trust Company, National Association (successor by merger to Bank One, N.A. (Illinois)), as trustee (incorporated by reference to Exhibit 4.4.2 to our Form 10-Q (File No. 001-12209) as filed with the SEC on August 6, 2003).

4.3		Form of 6 3/8% Senior Subordinated Notes due 2015 (contained as an exhibit to Exhibit 4.4 hereto).

4.4		Indenture dated March 9, 2005 by and among Range, as issuer, the Subsidiary Guarantors (as defined therein), as guarantors, and J.P. Morgan Trust Company, National Association (successor by merger to Bank One, N.A. (Illinois), a national association), as trustee (incorporated by reference to Exhibit 4.1 to our Form 8-K (File No. 001-12209) as filed with the SEC on March 15, 2005).

5	.1*	Opinion of Vinson & Elkins LLP.

10.1		Form of Directors and Officers Indemnification Agreement (incorporated by reference to Exhibit 10.1 (11) to Lomak’s Post-Effective Amendment No. 2 on Form S-4 to Form S-1 (File No. 333-47544) as filed with the SEC on January 18, 1994).

10.2		Application Service Provider and Outsourcing Agreement dated June 1, 2000 by and between Applied Terravision Systems, Inc. and Range (incorporated by reference to Exhibit 10.4 to our Form 10-Q (File No. 001-12209) as filed with the SEC on August 8, 2000).

10.3		Addendum to the certain Application Service Provider and Outstanding Agreement dated June 1, 2000 by and between Applied Terravision Systems, Inc. predecessor to CGI Information Systems & Management Systems, Inc. and Range (incorporated by reference to Exhibit 10.1 to our Form 10-Q (File No. 001-12209) as filed with the SEC on August 6, 2003).

10.4		Consulting Agreement dated May 21, 2003 by and between Range and Thomas J. Edelman (incorporated by reference to Exhibit 10.2 to our Form 10-Q (File No. 001-12209) as filed with the SEC on August 6, 2003).

10.5		Second Amended and Restated Credit Agreement as of June 23, 2004 among Range and Great Lakes Energy Partners L.L.C. (as borrowers) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois)), and the institutions named (therein) as lenders, JPMorgan Chase Bank, N.A. (formerly Bank One, N.A.), as Administrative Agent and Banc One Capital Market, Inc. as Sale Lead Arranger and Bookrunner (incorporated by reference to Exhibit 10.1 to our Form 10-Q (File No. 001-12209) as filed with the SEC on July 29, 2004).

Exhibit No.	Description

10.6	First Amendment to the Second Amended and Restated Credit Agreement dated December 6, 2004 among Range and Great Lakes Energy Partners L.L.C.(as borrowers) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois)) and the institutions named (therein) as lenders, J.P.Morgan Chase as Administrative Agent (incorporated by reference to Exhibit 10.1 to our Form 8-K (File No. 001-12209) as filed with SEC on December 10, 2004).

10.7	Second Amendment to the Second Amended and Restated Credit Agreement dated March 2, 2005 among Range and Great Lakes Energy Partners L.L.C. (as borrowers) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois), a national association) and the institutions named therein as lenders, JPMorgan Chase Bank, N.A. (formerly Bank One, N.A.), as administrative agent (incorporated by reference to Exhibit 10.1 to our Form 8-K (File No. 001-12209) as filed with the SEC on March 8, 2005).

10.8	Range Resources Corporation Deferred Compensation Plan for Directors and Select Employees effective December 28, 2004 (incorporated by reference to Exhibit 10.2 to our Form 8-K (File No. 001-12209) as filed with the SEC on January 3, 2005).

10.9	Lomak 1989 Stock Option Plan dated March 13, 1989 (incorporated by reference to Exhibit 10.1(d) to Lomak’s Form S-1 (File No. 33-31558) as filed with the SEC on October 13, 1989).

10.10	Amendment to the Lomak 1989 Stock Option Plan, as amended (incorporate by reference to Exhibit 4.1 to Lomak’s Form S-8 (File No. 333-10719) as filed with the SEC on August 23, 1996).

10.11	Amendment to the Lomak 1989 Stock Option Plan, as amended (incorporated by reference to Exhibit 4.2 to Lomak’s Form S-8 (File No. 333-44821) as filed with the SEC on January 23, 1998).

10.12	Lomak 1994 Outside Directors Stock Option Plan (incorporated by reference to Exhibit 4.2 to Lomak’s Form S-8 (File No. 333-10719) as filed with the SEC on August 23, 1996).

10.13	First Amendment to the Lomak 1994 Outside Directors Stock Option Plan dated June 8, 1995 (incorporated by reference to Exhibit 4.6 to our Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000).

10.14	Second Amendment to the Lomak 1994 Outside Directors Stock Option Plan dated August 21, 1996 (incorporated by reference to Exhibit 4.7 to our Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000).

10.15	Third Amendment to the Lomak 1994 Outside Directors Stock Option Plan dated June 1, 1999 (incorporated by reference to Exhibit 4.8 to our Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000).

10.16	Fourth Amendment to the Company’s 1994 Outside Directors Stock Plan dated May 24, 2000 (incorporated by reference to Exhibit 4.9 to our Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000).

10.17	2004 Non-Employee Director Stock Option Plan dated May 19, 2004 (incorporated by reference to Exhibit 4.2 to our Form S-8 (File No. 333-116320) as filed with the SEC on June 9, 2004).

10.18	Lomak 1997 Stock Purchase Plan, as amended, dated June 19, 1997 (incorporated by reference to Exhibit 10.1(1) to Lomak’s Form 10-K (File No. 001-12209) as filed with the SEC on March 20, 1998).

10.19	First Amendment to the Lomak 1997 Stock Purchase Plan dated May 26, 1999 (incorporated by reference to Exhibit 4.2 to our Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000).

10.20	Second Amendment to the Lomak 1997 Stock Purchase Plan dated September 28,1999 (incorporated by reference to Exhibit 4.3 to our Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000).

10.21	Third Amendment to Range’s 1997 Stock Purchase Plan dated May 24, 2000 (incorporated by reference to Exhibit 4.4 to our Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000).

10.22	Fourth Amendment to Range’s 1997 Stock Purchase Plan dated May 24, 2001 (incorporated by reference to Exhibit 4.7 to our Form S-8 (File No. 333-63764) as filed with the SEC on June 25, 2001).

Exhibit No.		Description

10.23		Amended and Restated 1999 Stock Option Plan (as amended May 21, 2003) (incorporated by reference to Exhibit 4.1 to our Form S-8 (File No. 333-105895) as filed with the SEC on June 6, 2003).

10.24		Fourth Amendment to the Amended and Restated 1999 Stock Option Plan dated May 19, 2004 (incorporated by reference to Exhibit 4.1 to our Form S-8 (File No. 333-116320) as filed with the SEC on June 9, 2004).

10.25		Range Resources Corporation 401(k) Plan (incorporated by reference to Exhibit 10.14 to our Form S-4 (File No. 333-108516) as filed with the SEC on September 4, 2003).

10.26		Range Resources Corporation Amended and Restated Change in Control Plan dated September 15, 1998 (incorporated by reference to Exhibit 10.15 to our Form S-4 (File No. 333-108516, as filed with the SEC on September 4, 2003).

10.27		Form of Agreement for incentive stock awards pursuant to Amended and Restated 1999 Stock Option Plan, as amended.

10.28		Form of Agreement for non-qualified awards pursuant to Amended and Restated 1999 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.3 to our Form 8-K (File No. 001-12209) as filed with the SEC on February 22, 2005).

10.29		Conversion Agreement dated December 27, 2004 (incorporated by reference to Exhibit 10.1 to our Form 8-K (File No. 001-12209) as filed with the SEC on January 3, 2005).

12	.1*	Computation of Ratio to Fixed Charges.

21.1		Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to our Annual Report on Form 10-K (File No. 001-12209) as filed with the SEC on March 2, 2005).

23	.1*	Consent of Independent Public Accountants.

23	.2*	Consent of Independent Public Accountants.

23	.3*	Consent of Independent Public Accountants.

23	.4*	Consent of Independent Public Accountants.

23	.5*	Consent of H.J. Gruy and Associates, Inc., independent consulting engineers.

23	.6*	Consent of DeGoyler and MacNaughton, independent consulting engineers.

23	.7*	Consent of Wright and Company, independent consulting engineers.

23	.8*	Consent of Vinson & Elkins LLP (included in their opinion filed as Exhibit 5.1 hereto).

25	.1*	Form T-1 of J.P. Morgan Trust Company, National Association.

*	Filed herewith